UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐  Definitive Additional Materials
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Conexant Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY

January 3, 2008

Dear Shareowner:

Conexant’s 2008 Annual Meeting of Shareowners will be held at 9:30 a.m. Central Standard Time on Wednesday, February 20, 2008, at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739. We look forward to your attending either in person or by proxy. Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting and Proxy Statement. Shareowners may also access the Notice of Annual Meeting and the Proxy Statement via the Internet at www.conexant.com.

Sincerely yours,

Dwight W. Decker, Ph. D.
Chairman of the Board

Daniel A. Artusi
President and Chief Executive Officer

RETURN OF PROXY CARD
VOTING ELECTRONICALLY OR BY TELEPHONE
IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON
NOTICE OF ANNUAL MEETING OF SHAREOWNERS
Proxy Statement
Voting and Revocability of Proxies
Record Date, Quorum and Share Ownership
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Information as to Nominees for Directors and Continuing Directors
BOARD COMMITTEES AND MEETINGS
Directors’ Compensation
Director Compensation for Fiscal Year 2007
Executive Officers
The Compensation and Management Development Committee
Guiding Principles and Compensation Objectives
Determining Compensation Levels
Use of External Survey and Peer Data
Role of Compensation Consultant
Elements of Compensation During 2007
Base Salary
Short-Term Incentive Compensation
Long-Term Incentive Compensation
Perquisites
Severance and Change in Control Benefits
Retirement Benefits
Tax and Accounting Implications
Deductibility of Executive Compensation
Accounting for Stock-Based Compensation
Certain Awards Deferring or Accelerating the Receipt of Compensation
Role of Executives and Others in Establishing Compensation
Conclusion
Executive Compensation
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Nonqualified Deferred Compensation
Non-qualified Deferred Compensation
Certain Relationships and Related Person Transactions
Employment and Separation Agreements
Indemnification Agreements
Other
Termination and Change of Control Provisions of the Employment Agreements
Potential Payments upon Termination or Change-in-Control
Estimated Potential Incremental Payments Upon Separation
Equity Compensation Plan Information
Equity Compensation Plans Not Approved by Shareowners
1999 Non-Qualified Employee Stock Purchase Plan
2000 Non-Qualified Stock Plan
2001 Performance Share Plan
2004 New-Hire Incentive Plan
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership as of November 27, 2007
PROPOSAL NO. 2 — PROPOSAL TO AMEND THE RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT ONE OF FOUR RATIOS AT THE DISCRETION OF THE BOARD OF DIRECTORS
General
Background
Certain Risk Factors Associated with the Reverse Stock Split
Impact of the Proposed Reverse Stock Split if Implemented
Effect on Fractional Shareowners
Effect on Conexant Employees and Directors
Effect on Registered and Beneficial Shareowners
Effect on Owners of Our Convertible Securities
Effect on Registered “Book-entry” Shareowner
Effect on Registered Certificated Shares
Authorized Shares
Accounting Matters
Procedure for Effecting Reverse Stock Split
No Appraisal Rights
Material United States Federal Income Tax Consequences of the Reverse Stock Split
Vote Required and Recommendation of Board of Directors.
PROPOSAL NO. 3 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
Principal Accounting Fees and Services
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
2009 Shareowner Proposals or Nominations
Annual Report to Shareowners and Financial Statements
Other Matters
Expenses of Solicitation

RETURN OF PROXY CARD

Please complete, sign, date and return the accompanying Proxy Card promptly in the enclosed addressed envelope, even if you plan to attend the Annual Meeting. Postage need not be affixed to the envelope if mailed in the United States.

The immediate return of your Proxy Card will be of great assistance in preparing for the Annual Meeting and is, therefore, urgently requested. If you attend the Annual Meeting and have made arrangements to vote in person, your mailed Proxy Card will not be used.

VOTING ELECTRONICALLY OR BY TELEPHONE

Instead of submitting your vote with the accompanying paper Proxy Card, you may vote electronically via the Internet or by telephone by following the procedures set forth on the Proxy Card.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

If you plan to attend the Annual Meeting to be held at 9:30 a.m. Central Standard Time on Wednesday, February 20, 2008, at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739, please be sure to check the box on your Proxy Card indicating your desire to attend.

If you plan to attend the Annual Meeting you may be asked to present a valid picture identification such as a driver’s license or passport.

If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy and bring it to the Annual Meeting in order to vote at the meeting.

CONEXANT SYSTEMS, INC.
4000 MacArthur Boulevard
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

Dear Shareowner:

You are cordially invited to attend the 2008 Annual Meeting of Shareowners of Conexant Systems, Inc. (“Conexant” or the “Company”) which will be held on Wednesday, February 20, 2008, at 9:30 a.m. Central Standard Time, at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739. The 2008 Annual Meeting is being held for the following purposes:

1. To elect two members of the Board of Directors of the Company with terms expiring at the 2011 Annual Meeting of Shareowners;

2. To approve an amendment to the Restated Certificate of Incorporation to effect a reverse stock split at one of four ratios at the discretion of the Board of Directors;

3. To ratify the appointment by the Audit Committee of the Board of Directors of the accounting firm of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year; and

4. To transact such other business as may properly come before the 2008 Annual Meeting or any adjournment thereof.

These items are fully discussed in the following pages. Only shareowners of record at the close of business on December 24, 2007 will be entitled to notice of, and to vote at, the 2008 Annual Meeting. A list of such shareowners will be available for inspection by any shareowner at the offices of the Company at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, for at least ten (10) days prior to the 2008 Annual Meeting and also at the meeting.

Shareowners are requested to complete, sign, date and return the Proxy Card as promptly as possible. A return envelope is enclosed. Submitting your vote with the Proxy Card, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Karen L. Roscher
Senior Vice President, Chief Financial
Officer and Acting Secretary

January 3, 2008

Conexant Systems, Inc.
4000 MacArthur Boulevard
Newport Beach, California 92660

Proxy Statement

The enclosed proxy is solicited by the Board of Directors of Conexant Systems, Inc. (“Conexant” or the “Company”) for use in voting at the 2008 Annual Meeting of Shareowners (the “Annual Meeting”) to be held at 9:30 a.m. Central Standard Time on Wednesday, February 20, 2008, at the Lady Bird Johnson Wildflower Center, 4801 La Crosse Avenue, Austin, Texas 78739, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This proxy statement and the proxy are first being mailed to shareowners and made available on the Internet (www.conexant.com) on or about January 3, 2008.

Voting and Revocability of Proxies

When proxies are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareowners. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, FOR the amendment to the Restated Certificate of Incorporation to effect a reverse stock split at one of four ratios at the discretion of the Board of Directors and FOR ratification of the appointment of the independent auditors. In addition, if other matters come before the Annual Meeting, the persons named as proxies or attorneys-in-fact in the Proxy Card will vote in accordance with their best judgment with respect to such matters. A shareowner giving a proxy has the power to revoke it at any time prior to its exercise by giving written notice of revocation to the Secretary prior to the Annual Meeting, by giving a valid, later dated proxy, or by voting in person at the Annual Meeting.

It is the Company’s policy to maintain the confidentiality of Proxy Cards, ballots and voting tabulations that identify individual shareowners except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The inspectors of election and any employees associated with processing Proxy Cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.

Each share of common stock of the Company outstanding on the record date will be entitled to one vote on all matters. The two candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes, a quorum being present, will be elected. The approval of the proposal to amend the Restated Certificate of Incorporation to effect a reverse stock split at one of four ratios at the discretion of the Board of Directors will require the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote. The ratification of the appointment of the independent auditors will require the affirmative vote of a majority of the votes entitled to be cast by holders of shares of the Company’s common stock present or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present. Because abstentions with respect to any matter are treated as shares present or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the shareowners, abstentions have the same effect as negative votes for each proposal, other than the election of directors. Broker non-votes are not deemed to be present or represented by proxy for purposes of determining whether shareowner approval of a matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Broker non-votes will have the same effect as negative votes for the reverse stock split proposal.

Record Date, Quorum and Share Ownership

Only shareowners of record at the close of business on December 24, 2007 will be entitled to vote at the Annual Meeting. The presence in person or by proxy of a majority of the shares of the Company’s

common stock outstanding on the record date is required for a quorum. As of December 24, 2007, there were [          ] outstanding shares of the Company’s common stock.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding Annual Meeting after election. The Restated Certificate of Incorporation provides that the Board shall maintain the three classes so as to be as nearly equal in number as the then total number of directors permits. At the end of fiscal year 2007, the Company had 10 directors. Effective November 15, 2007, Donald R. Beall and Giuseppe Zocco resigned as directors and the Board of Directors reduced the size of the Board from ten to eight directors. The three directors in Class I, the three directors in Class II and the two directors in Class III are serving terms expiring at the Company’s Annual Meeting of Shareowners in 2009, 2010 and 2008, respectively.

Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees specified in “Class III — Nominees for Directors with Terms Expiring in 2011” below, who now serve as directors with terms expiring at the 2008 Annual Meeting and until their successors are elected and qualified. If either such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (1) for a substitute nominee, who shall be designated by the proxy holders or by the present Board of Directors to fill such vacancy, or (2) for the other nominee only, leaving a vacancy. Alternatively, the size of the Board may be reduced so that there is no vacancy. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the 2011 Annual Meeting of Shareowners and until their successors are elected and qualified.

The Board of Directors recommends a vote FOR the election of each of the nominees listed below.

Information as to Nominees for Directors and Continuing Directors

Listed below for each director, as reported to Conexant, is the director’s name, age and principal occupation for the past five years, his position, if any, with Conexant, and other directorships held.

Class III
Nominees for Directors with Terms Expiring in 2011

Steven J. Bilodeau, age 49 — Mr. Bilodeau has been a director of Conexant since February 2004. Prior to that, he was a director of GlobespanVirata, Inc. since September 2003. He has been the chairman of the board, chief executive officer, and president of SMSC (also known as Standard Microsystems Corporation) (semiconductors) since February 2000.

D. Scott Mercer, age 56 — Mr. Mercer has been a director of Conexant since 2003. Mr. Mercer is a private investor, who served as interim chief executive officer of Adaptec, Inc. (computer technology services) from May 2005 to November 2005, and as senior vice president and adviser to the chief executive officer of Western Digital Corporation (computer hardware) from February 2004 through December 2004. Prior to that, he was senior vice president and chief financial officer of Western Digital Corporation since October 2001. Mr. Mercer is a director of Adaptec, Inc., NetRatings, Inc., Palm, Inc., and Smart Modular Technologies (WWH), Inc.

Class II
Continuing Directors with Terms Expiring in 2010

Daniel A. Artusi, age 53 — Mr. Artusi has been president and chief executive officer and a director of Conexant since July 9, 2007. From June 2005 to June 2007, he was the chairman and chief executive officer of ColdWatt, Inc. (computer hardware). From April 2005 to June 2005, Mr. Artusi was an individual investor. From August 2001 to April 2005, Mr. Artusi had increasingly responsible roles at Silicon Laboratories, Inc. (semiconductors), including chief operating officer (August 2001 to January 2003), president and chief operating officer (January 2003 to January 2004) and president, chief executive officer and director (January 2004 to April 2005). Mr. Artusi has also served as a director of Powerwave Technologies and Atheros Communications, Inc.

Balakrishnan S. Iyer, age 51 — Mr. Iyer has been a director of Conexant since 2002. He served as senior vice president and chief financial officer of the Company from January 1999 to June 2003. He served as a consultant to Mindspeed Technologies, Inc. (networking infrastructure semiconductors) from June 2003 through December 2004. Mr. Iyer is currently a director of IHS, Inc., Invitrogen Corporation, Power Integrations, QLogic Corporation and Skyworks Solutions, Inc.

Jerre L. Stead, age 63 — Mr. Stead has been a director of Conexant since 1998. Mr. Stead has been chief executive officer of IHS, Inc. (software) since September 2006 and chairman of the board of IHS, Inc. since December 2000. He is a director of Brightpoint, Inc. and Mindspeed Technologies, Inc. He is also chairman of the board of the Center of Ethics and Values at Garrett Seminary on the Northwestern University Campus.

Class I
Continuing Directors with Terms Expiring in 2009

Dwight W. Decker, age 57 — Mr. Decker has served as chairman of the board of Conexant since December 1998, including as non-executive chairman from the end of February 2004 to November 2004 and since July 2007. He was chief executive officer of the Company from January 1999 to February 2004 and again from November 2004 to July 2007. Mr. Decker is non-executive chairman of the board and a director of Mindspeed Technologies, Inc. and Skyworks Solutions, Inc., and a director of Pacific Mutual Holding Company. He also serves as a director or member of numerous professional and civic organizations.

F. Craig Farrill, age 54 — Mr. Farrill has been a director of Conexant since 1998. In December 2007, Mr. Farrill retired as president and chief executive officer of Kodiak Networks, Inc. (wireless communications) and continues to be a director. Mr. Farrill was director, president and chief executive officer of Kodiak Networks, Inc. since March 2003. Mr. Farrill was managing director and chief technology officer of InOvate Communications Group (wireless communications) from September 2000 to March 2003. He is a director and a corporate officer of the CDMA Development Group, a digital cellular technology consortium, which he founded in 1993.

John W. Marren, age 44 — Mr. Marren has been a director of Conexant since February 2004. Prior to that, he was a director of GlobespanVirata, Inc. since June 2000. He has been a partner of TPG Capital L.P. (formerly Texas Pacific Group) (investment firm) since April 2000. Mr. Marren is chairman of the board and a director of MEMC Electronic Materials, Inc. and a director of ON Semiconductor Corporation and Smart Modular Technologies (WWH), Inc. He is also a director of several privately held companies.

BOARD COMMITTEES AND MEETINGS

The standing committees of the Board of Directors of Conexant during fiscal 2007 were an Audit Committee, a Governance and Board Composition Committee, and a Compensation and Management Development Committee, each of which is comprised of non-employee directors who are independent directors within the meaning of the rules of The Nasdaq Stock Market. The functions of each of these three committees are described below; committee charters are posted on Conexant’s website at www.conexant.com. The current members of each of the Board committees are identified in the following table, each committee chairman being denoted with an asterisk. Conexant’s independent directors also hold regular meetings without members of management present.

			Governance		Compensation
			&		&
			Board		Management
Director	Audit		Composition		Development

S. J. Bilodeau	X		X
F. C. Farrill			X
B. S. Iyer	X		X	*	X
J. W. Marren			X		X
F. S. Mercer	X	*	X
J. L. Stead			X		X	*

*	Chairman

The Audit Committee, among other things, reviews the scope and effectiveness of audits of Conexant by its independent public accountants and internal auditors; selects and recommends the employment of independent public accountants for Conexant, subject to approval of the shareowners; reviews the audit plans of Conexant’s independent public accountants and internal auditors; reviews and approves, in advance, the fees charged and the scope and extent of any non-audit services performed by the independent public accountants; establishes procedures for the receipt, retention and treatment of anonymous and other complaints regarding Conexant’s accounting or auditing matters; reviews Conexant’s quarterly and annual financial statements before their release; reviews and approves the appointment or change of Conexant’s executive director of internal audit; reviews the adequacy of Conexant’s system of internal controls and recommendations of the independent public accountants and of the internal auditors with respect thereto; reviews and acts on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities; monitors compliance by Conexant’s employees with its standard of business conduct policies; meets with Conexant’s management to review any issues related to matters within the scope of the Audit Committee’s duties; and investigates any matter brought to its attention within the scope of its duties. The Audit Committee acts pursuant to a written charter. In the opinion of the Conexant Board of Directors, all current members of the Audit Committee are independent directors. The Audit Committee met twelve (12) times and acted once by unanimous written consent during the 2007 fiscal year.

The principal functions of the Governance and Board Composition Committee are to develop and review at least annually Conexant’s governance guidelines; to develop an annual self-evaluation process for the Board and its committees and oversee the annual self-evaluations; to review the Board’s committee structure and recommend to the Board for its approval the directors to serve as members of each committee; to consider and recommend to the Board of Directors qualified candidates for election as directors of Conexant; to lead the search for qualified candidates who may be submitted by directors, officer, employees, shareowners and others; and periodically to prepare and submit to the Board of Directors for adoption the committee’s selection criteria for director nominees. The Governance and Board Composition Committee acts pursuant to a written charter.

Under the Governance and Board Composition Committee’s current Board selection criteria (included in the Company’s Guidelines on Corporate Governance and posted on Conexant’s website at www.conexant.com), director candidates are selected with a view to bringing to the Board a variety of experience and backgrounds. Directors should have high level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems. The committee seeks candidates of the highest character and integrity, and who have experience at or demonstrated understanding of strategy/policy setting and a reputation for working constructively with others. In addition, candidates should have sufficient time available to devote to Conexant in order to carry out their duties as directors. In fulfilling its responsibility to lead the search for qualified director candidates, the committee consults with other directors, as well as the chief executive officer and other senior executives of Conexant. The committee may also from time to time retain third party search firms to assist in identifying candidates. The committee will consider director candidates recommended by Conexant shareowners pursuant to the procedures described in “Other Matters — 2009 Shareowner Proposals or Nominations.” In the opinion of the Conexant Board of Directors, all current members of the Governance and Board Composition Committee are independent directors. The Governance and Board Composition Committee met three (3) times during the 2007 fiscal year.

The principal functions of the Compensation and Management Development Committee, or the Compensation Committee, are to recommend compensation and benefits for non-employee directors; to review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer; to determine the salaries of all executive officers and review annually the salary plan for other executives in general management positions; to review Conexant’s base pay, incentive compensation, deferred compensation and all stock-based plans; to review the performance of Conexant’s chief executive officer and oversee the development of executive succession plans; and to prepare and publish an annual executive compensation report. The members of the Compensation Committee are ineligible to participate in any of the plans or programs administered by the Compensation Committee, except the Conexant Directors Stock Plan. In the opinion of the Conexant Board of Directors, all current members of the Compensation Committee are independent directors. The Compensation Committee met five (5) times during the 2007 fiscal year and acted by unanimous written consent four (4) times.

The Conexant Board of Directors held nine (9) meetings and acted by unanimous written consent two (2) times during the 2007 fiscal year. Each director is expected to attend each meeting of the Board and those committees on which he serves. No sitting director attended less than 75% of all the meetings of the Board and those committees on which he served in the 2007 fiscal year. In addition, Conexant’s independent directors held four (4) meetings during the 2007 fiscal year. Directors are expected to attend Conexant’s annual meetings of shareowners. All currently serving directors who were members of the Board of Directors as of the time of the 2007 Annual Meeting of Shareowners attended that meeting held on February 21, 2007. The Board of Directors has implemented a process for shareowners of Conexant to send communications to the Board. Any shareowner desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of Conexant, who has been instructed by the Board to forward promptly all such communications to the addressees indicated thereon.

Directors’ Compensation

On February 22, 2006, the Company’s Board of Directors modified its cash compensation program. From that date forward, non-employee directors of Conexant receive a base retainer of $30,000 per year for Board service and an additional retainer for service on committees of the Board: an annual fee of $7,500 for service as a member of a committee or an annual fee of $15,000 for service as a committee chairman, except for the chairman of the Audit Committee, who receives $20,000. In addition, each non-employee director receives $1,500 per day for each Board meeting attended in person or by telephone. Each non-employee director also receives $1,000 for each committee meeting attended either in person or by telephone.

The Conexant Directors Stock Plan provides that upon initial election to the Board, each non-employee director will be granted an option to purchase 40,000 shares of Conexant common stock at an exercise price per share equal to the fair market value of Conexant common stock on the date of grant. The stock options will vest and become exercisable in four equal installments on the anniversary dates of each grant. In addition, following completion of six months of service on the Board, each continuing non-employee director is eligible to receive an option to purchase 10,000 shares following each Annual Meeting of Shareowners and an option to purchase an additional 10,000 shares approximately six months from that date. These options also vest in four equal installments on the anniversary dates of each grant.

Immediately following the 2007 Annual Meeting of Shareowners on February 21, 2007, and again on August 21, 2007, each non-employee director received options to purchase 10,000 shares of Conexant common stock with the exercise price per share equal to the closing market price of Conexant common stock on the grant date.

Directors are also reimbursed for transportation and other expenses actually incurred in attending Board and Committee meetings.

Prior to Mr. Zocco’s resignation from the Board of Directors effective November 15, 2007, the Board amended certain provisions of the Company’s Directors Stock Plan with the effect that Mr. Zocco’s outstanding unvested stock options became fully vested upon his resignation and his outstanding stock options will be exercisable until the earlier of five years from his resignation or the expiration date of the options. The amendments were made to provide equivalent treatment for directors who have served for a minimum number of years, without regard to their age when they cease to serve as directors.

The table below sets forth the compensation for the Company’s non-employee directors during fiscal year 2007.

Director Compensation for Fiscal Year 2007

		Option Award	All Other
	Fees Earned or	Grant Values	Compensation	Total
Name	Paid in Cash ($)	($)(1)(2)	($)(3)	($)

Donald R. Beall	77,750	27,298	30,000	135,048
Steven J. Bilodeau	73,000	33,157	30,000	136,157
F. Craig Farrill	54,500	27,298	30,000	111,798
Balakrishnan S. Iyer	88,500	13,596	30,000	132,096
John W. Marren	72,750	10,713	30,000	113,496
D. Scott Mercer	87,500	27,981	30,000	145,481
Jerre L. Stead	71,500	27,298	30,000	128,798
Giuseppe Zocco	53,000	37,929	30,000	120,929

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to each of the directors in the table in the fiscal 2007, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the fiscal 2007 grants, see note 1 of the Company’s financial statements in the Form 10-K for the year ended September 28, 2007, as filed with the SEC. For information on the valuation assumptions with respect to option grants made prior to fiscal 2007, see the note on Other Stock-Related information for the Company’s financial statements in the Form 10-K for the respective year end. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the directors. Each director received 20,000 stock options in fiscal 2007: 10,000 on February 21, 2007 and 10,000 on August 21, 2007. The grant date SFAS 123R fair market values of these stock options for each director determined at the time of grant using the Black-Scholes-Merton option pricing model were as follows: $12,900 for the February 21, 2007 grants and $7,000 for the August 21, 2007 grants based on the closing prices of Conexant’s common stock on the grant dates of $2.06 and $1.15 per share, respectively.

(2)	As of fiscal year end, Messrs. Beall, Bilodeau, Farrill, Iyer, Marren, Mercer, Stead and Zocco held 326,000, 146,940, 326,052, 1,532,596, 40,000, 129,340, 306,382 and 181,880 stock options, respectively.

(3)	On November 15, 2006, the Board of Directors approved a special one-time supplemental cash payment of $30,000 to be made to each non-employee director currently in office, payable in January 2007. The award was in recognition of their performance and the additional time and effort expended by the Board members for assisting in and supporting the Company’s phased recovery strategy efforts over the prior two years. The award was paid on January 3, 2007.

Executive Officers

The name, age, office and position held with Conexant, and principal occupations and employment during the past five years of each of the executive officers of the Company are as follows:

Daniel A. Artusi, age 53 — See “Information as to Nominees for Directors and Continuing Directors” for Mr. Artusi’s biographical information.

Lewis C. Brewster, age 43 — Mr. Brewster has been with the Company since 1999 and has held positions of various levels of responsibility throughout his tenure with Conexant, including Executive Vice President and General Manager of Broadband Media Processing (since February 2007), Executive Vice President, Chief Operating Officer and General Manager of Broadband Media Processing (August 2006 to February 2007), Executive Vice President and Chief Operating Officer (June 2003 to February 2004 and November 2004 to August 2006), Executive Vice President, Sales, Operations and Quality (February 2004 to November 2004) and Senior Vice President, Worldwide Sales (1999 to June 2003).

Dwight W. Decker, age 57 — See “Information as to Nominees for Directors and Continuing Directors” for Mr. Decker’s biographical information.

Karen L. Roscher, age 48 — Ms. Roscher has served as Senior Vice President and Chief Financial Officer of Conexant since September 10, 2007. From June 2007 to September 2007, she was Vice President, Corporate Financial Planning and Analysis of Freescale Semiconductor, Inc. (semiconductors), where she previously served as Vice President, Tax from December 2006 to June 2007 and as Vice President and Corporate Controller from September 2004 to December 2006. From July 2003 through August 2004, Ms. Roscher served as Vice President and Financial Planning and Analysis Director of the Semiconductor Products Sector of Motorola, Inc. (communications), where she previously served as Vice President and Networking & Computing Systems Group Finance Director from January 2000 through July 2003.

Report of the Audit Committee

The Audit Committee has furnished the following report on Audit Committee matters:

The Audit Committee acts pursuant to a written charter that was adopted by the board of directors on November 30, 1998 and amended and restated most recently on May 17, 2006. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis; a copy of the charter is available on the Company’s website at www.conexant.com. The Audit Committee consists entirely of independent directors, as defined under the rules of The Nasdaq Stock Market and the Securities and Exchange Commission (SEC), and each member is an “audit committee financial expert” as defined by rules of the SEC.

The Audit Committee has reviewed and discussed the written disclosures and letter from Deloitte & Touche LLP, the Company’s independent auditors, as required by Independence Standards — Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP its independence from Conexant. Non-audit services provided by Deloitte & Touche LLP were considered in evaluating their independence. Based upon this review and the representations by the independent auditors, the Audit Committee satisfied itself as to the independence of Deloitte & Touche LLP.

The Audit Committee also reviewed and discussed with Deloitte & Touche LLP the matters required pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees) and SEC Regulation S-X Rule 2-07 and the results of the independent auditor’s examination of the Company’s consolidated financial statements for fiscal year 2007. The Committee also reviewed and discussed the results of internal audit examinations. Based on the reviews and discussions, the Audit Committee approved the inclusion of the Company’s audited financial statements for fiscal year 2007 in Conexant’s Annual Report on Form 10-K for the year ended September 28, 2007 filed with the SEC.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of September 28, 2007 and the report from Deloitte & Touche LLP on management’s assessment on the effectiveness of internal control over financial reporting as of September 28, 2007. Based upon the reviews and discussions with management, the Company’s internal auditors, and Deloitte & Touche LLP, the Audit Committee approved the inclusion of management’s report on its assessment of the effectiveness of internal control over financial reporting as of September 28, 2007 and the report of the independent auditors in Conexant’s Annual Report on Form 10-K for the year ended September 28, 2007 filed with the SEC.

The Audit Committee recommended and the Board has appointed, subject to shareowner ratification, Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2008.

Audit Committee

D. Scott Mercer, Chairman
Steven J. Bilodeau
Balakrishnan S. Iyer

Report of the Compensation and Management Development Committee

The Compensation and Management Development Committee (the “Compensation Committee” or the “Committee”) has reviewed and discussed the “Compensation Discussion and Analysis” section of the proxy statement with management of Conexant and the entire Board, and based on this review and discussion, recommended to the Board of Directors of Conexant that such “Compensation Discussion and Analysis” be included in the Conexant proxy statement for the 2008 Annual Meeting of Shareowners for filing with the SEC.

Compensation and Management Development Committee

Jerre L. Stead, Chairman
Balakrishnan S. Iyer
John W. Marren

Compensation Discussion and Analysis

The following discusses the material elements of the compensation programs for the Company’s principal executive officer, principal financial officer and other executive officers identified in the Summary Compensation Table for fiscal year 2007 in this proxy statement (collectively the “named executive officers” or “NEOs”). The information presented includes a discussion of the overall objectives of the Company’s compensation programs and each element of compensation provided to the NEOs.

The Compensation and Management Development Committee

The Compensation Committee evaluates and approves the Company’s compensation programs and policies applicable to the named executive officers, including determining all components of compensation to be paid to the named executive officers and administering the Company’s stock plans (including reviewing and approving equity grants to executive officers), and also periodically reviews the compensation of other senior executive officers who have significant managerial responsibility. The Compensation Committee also assists the Board of Directors in developing and evaluating executive positions and overseeing executive performance and succession. A more detailed description of the Compensation Committee’s composition, function, duties and responsibilities is set forth in this proxy statement under “Board Committees and Meetings”.

Guiding Principles and Compensation Objectives

The Company believes that executive compensation should be based on a “pay-for-performance” philosophy that rewards executives for performance and focuses management on critical short-term and long-term objectives. The Company’s compensation programs strongly link executive compensation to individual performance, business unit performance (where applicable), the Company’s overall business and financial performance and increases in shareowner value. The Company believes that this type of performance-based compensation is appropriate for the Company’s business and industry and provides the flexibility necessary to achieve the primary objective of attracting, motivating and retaining key talent for the Company’s senior management, other executive officers and employees generally.

The Company seeks to provide executive compensation that is competitive in its industry in order to attract, motivate and retain quality talent through a combination of:

•	base salary;

•	a variable pay opportunity linked to short-term performance; and

•	equity compensation opportunities linked to longer-term increases in shareowner value.

The mix of compensation elements is designed to reward recent results and motivate long-term performance. A key objective of the Company’s compensation programs is to achieve sustained year-over-year performance by requiring that executive officers and other key members of senior management have a significant portion of their compensation tied to shareowner value. At the senior executive level this is done by providing a significant equity stake in the Company, which serves as a major attraction for new management talent and ties their performance directly to shareowner performance. There are also situations in which time-based equity awards are used as an inducement for the hiring of new executives as well as to retain existing key employees.

Determining Compensation Levels

Based on the Compensation Committee’s assessment of (1) data from industry, peer group and national surveys, (2) reports of independent compensation consultants who may from time to time advise the Compensation Committee and (3) performance judgments as to the past and expected future contributions of individual executive officers, the Compensation Committee establishes base salaries, short-term annual incentives and long-term incentives for each named executive officer. For each individual named executive officer, each component of compensation is generally targeted to be near the median of the competitive data for comparable positions at peer companies. However, the Compensation Committee may use its discretion to set any one or more of the components of compensation at levels higher or lower than the median depending on an individual’s role, responsibilities and performance, and with regard to internal pay equity within the Company.

Use of External Survey and Peer Data

Compensation levels for executive officers are established based on comparisons to executive compensation of U.S.-based semiconductor and other high technology companies which are considered generally comparable to the Company. While there is no specific formula used to establish executive compensation, the Compensation Committee considers the total compensation (earned or potentially available) of the executive officers in establishing each component of compensation. For fiscal 2007, the Compensation Committee used the Radford High Tech survey database which provides data specific to the high technology and semiconductor industry compensation practices and a review of proxy data from a group of peer companies consisting of: Altera Corporation, Analog Devices, Inc., Atheros Communications, Inc., ATI Technologies Inc., Broadcom Corporation, Cirrus Logic, Inc., Intersil Corporation, LSI Logic Corporation, Marvell Technology Group Ltd., Mindspeed Technologies, Inc., Nvidia Corporation, ON Semiconductor Corporation, PMC-Sierra, Inc., RF Micro Devices, Inc., Silicon Laboratories, Inc., Skyworks Solutions, Inc. and Xilinx, Inc.

While third party survey data or peer group proxy data is a reference point for decisions on compensation, the Company also relies on the judgment of management and the Compensation Committee regarding appropriate pay levels. Other factors which may be considered include internal pay equity, achievement of business objectives and performance over the prior year, size and scope of current and future responsibilities, long-term potential to enhance shareowner value, and organizational leadership.

Role of Compensation Consultant

Periodically, the Company, through its human resources department, has discussed with Semler Brossy Consulting Group, LLC the design of programs that affect senior executive officer compensation. The Company’s named executive officers have not participated in the selection of any particular compensation consultant. Semler Brossy provides market intelligence on compensation trends along with general views on specific compensation programs designed by the Company’s human resources personnel and management, with the oversight of the Compensation Committee. Except for the foregoing, the Company does not receive any other services from Semler Brossy.

Elements of Compensation During 2007

Base Salary

Annually, the Compensation Committee reviews the base salaries of each of the Company’s named executive officers in the context of individual and Company performance, benchmark survey data, the

Company’s overall ability to pay, internal equity, contractual arrangements, and the experience level and contribution of the executive to the Company. Any changes are typically effective in January of each year.

In November 2006, the Compensation Committee reviewed the competitiveness of the base salaries of named executive officers in the context of their current business challenges. As a result, only one executive officer, Scott Blouin, received an increase in his base salary in two equal tranches — half beginning in January 2007 and half beginning in July 2007. The salary levels for Daniel A. Artusi and Karen L. Roscher, who joined the Company in July 2007 and September 2007, respectively, were determined by individual negotiation of their respective employment agreements which were approved by the Compensation Committee. The base salaries for the named executive officers for fiscal 2007 were as follows:

Name	Annual Base Salary

Daniel A. Artusi	$550,000
Dwight W. Decker	$575,000
Karen L. Roscher	$325,000
J. Scott Blouin	$325,000	*
Lewis C. Brewster	$360,000
Dennis E. O’Reilly	$325,000

*	After giving effect to two increases in the fiscal year totalling $25,000.

Short-Term Incentive Compensation

The Company’s short-term incentive program is a broad-based annual employee bonus plan. This plan is based on Company performance as measured against the performance criteria adopted by the Compensation Committee for each particular fiscal year, including one or more of the following: revenue growth, operational profitability, and attainment of strategic business development goals. The amount available for payments under the annual bonus plan, or incentive pool, is based primarily on achievement of the pre-established performance criteria for the fiscal year. Each executive officer is eligible to receive an annual bonus award based upon the executive’s target bonus, the executive’s individual performance during the fiscal year and the size of the incentive pool that the Compensation Committee approves for the fiscal year. The Compensation Committee, in its sole discretion, may increase or decrease the size of the incentive pool from that determined solely by reference to the pre-established performance criteria, considering all then existing circumstances that it deems relevant, including the achievement of performance criteria, market conditions, forecasts, and anticipated expenses to be incurred or payable during the fiscal year. If the Company meets or exceeds the applicable performance criteria, amounts paid under the annual bonus plan may exceed target levels. Similarly, if the performance criteria are not achieved, bonus amounts may be less than the target levels or potentially zero. The actual payout of an award may be further adjusted by the Compensation Committee in its discretion to reflect individual performance. The annual bonus plan is generally cash based, but has in the past used restricted stock and performance share awards that vested upon achievement of operational and financial targets.

In November 2006, the Compensation Committee set the target bonus levels for the executive officers under the Company’s fiscal 2007 annual bonus plan named the 2007 Peak Performance Incentive Plan. The bonus target for Mr. Artusi was set by the Compensation Committee in his employment agreement.

The target bonuses (as a percentage of their base salary) for the named executive officers for fiscal 2007 were as follows:

Name	Target Bonus for FY07

Daniel A. Artusi	100%*
Dwight W. Decker	100%
Karen L. Roscher	N/A **
J. Scott Blouin	60%
Lewis C. Brewster	70%
Dennis E. O’Reilly	60%

*	Pro-rated for the period July 9 to September 28, 2007.
**	Not eligible for a target bonus for fiscal year 2007.

In November 2007, the Compensation Committee reviewed the Company’s core operating income for fiscal year 2007 and based on not achieving a profitable level, no bonus payout was earned or paid under the 2007 Peak Performance Plan for any named executive officer, all of whom were eligible (other than Ms. Roscher), except for Mr. Artusi, who received a guaranteed fiscal 2007 bonus of $150,000 payable in December 2007 pursuant to the terms of his employment agreement.

In November 2007, the Compensation Committee adopted the 2008 Peak Performance Incentive Plan (“2008 Plan”) for fiscal 2008. All named executive officers and employees worldwide are eligible to participate in the 2008 Plan, except for certain employees who participate in the Company’s Sales Incentive Plan or who are subject to a separate bonus plan. At the end of fiscal 2008, the Compensation Committee, in its sole discretion, will determine the size of the incentive pool, considering all circumstances then existing that it may deem relevant, including core operating profit, market conditions, forecasts and expenses incurred, and may, in its sole discretion, increase or decrease individual awards from the target levels, based on individual performance and the size of the available incentive pool.

On occasion the Compensation Committee has also approved special cash bonus awards outside of the annual bonus plan. During fiscal 2007, the Compensation Committee awarded Lewis Brewster $75,000 for his contributions to the Company’s gross margin improvement initiative and a retention award of $150,000 in recognition of his being a key member of the management team while the process of selecting our new president and chief executive officer took place. The Compensation Committee also awarded Scott Blouin $50,000 for his work related to the Company’s fiscal 2007 debt refinancing activities. In June 2007, the Compensation Committee approved a special payment of $100,000 for Daniel Artusi payable in August 2007 as an inducement for him to accept the position of president and chief executive officer, subject to repayment under certain circumstances if Mr. Artusi’s employment terminates within one year.

In September 2007, the Compensation Committee also approved a special payment of $150,000 for Karen L. Roscher payable in October 2007 as an inducement for her to accept the position of senior vice president and chief financial officer and to assist her with her relocation to the Newport Beach, California area. This award is subject to repayment under certain circumstances if Ms. Roscher’s employment terminates within one year.

Long-Term Incentive Compensation

The Company has a long-term incentive program that provides a direct link between management and employee incentives and the creation of additional shareowner value. Annual long-term incentive grants for executive officers and employees are a key element of compensation in the semiconductor industry. Long-term incentive compensation is delivered through the grant of stock options (and in certain cases, restricted stock units or performance shares) to executive officers and most employees, primarily under the 1999 Long-Term Incentives Plan and the 2000 Non-Qualified Stock Plan.

The Company believes that stock options assist in the attraction, retention and motivation of employees and align the interests of employees with those of the shareowners. Stock options have value for an employee only if the price of Conexant common stock increases and the employee remains employed by the Company for the period required for the stock options to vest and become exercisable (typically four years), thus providing an incentive to remain employed at the Company.

The Compensation Committee determines all material aspects of the long-term incentive awards — who receives an award, the amount of the award, the grant price of the award, the timing of the awards as well as any other aspect of the award they may deem material, taking into account many factors and subject to the terms of the applicable stock plan. In addition to competitive market data, it considers the number of shares of Conexant common stock outstanding, the amount of equity incentives currently outstanding and the number of shares available for future grant under the stock plans. Individual executive stock option awards may be based on many individual factors such as relative job scope and contributions made during the prior year and the number of shares held by the executive officer.

On May 15, 2007, the Compensation Committee approved and provided an annual stock option grant to the named executive officers and the majority of all other employees to align the interests of the named executive officers and employees on the creation of shareowner value and as a competitive part of the total compensation package for senior management. The $1.41 exercise price of the options was based on the closing price of Conexant common stock on the grant date. For information regarding the option grants to the named executive officers, see the Grants of Plan-Based Awards Table in this proxy statement.

On occasion, the Compensation Committee provides equity awards outside of the annual process to serve as a special incentive or linked to the hiring of an executive. During 2007, the Committee assessed the compensation and benefits necessary to successfully recruit the preferred candidates for the positions of president and chief executive officer and of chief financial officer. The Committee examined the current and future compensation and benefits these candidates would likely forgo by joining the Company. The Committee also examined market compensation for comparable positions as well as internal pay equity. In addition, in order to balance short-term recruitment needs with the desire to align executive incentives with longer-term shareowner interests, the Committee examined the mix between stock options and restricted stock units, some of which are performance based and some of which vest over time. The following describes other awards provided to named executive officers during fiscal year 2007.

Upon commencement of his employment on July 9, 2007, Mr. Artusi was granted the following equity awards in connection with his employment by the Company:

•	3,000,000 stock options with an exercise price of $1.53 per share (the closing price of Conexant common stock on the grant date) that vest in three equal installments on the first, second and third anniversaries of the grant date. These options are intended to provide a significant compensation opportunity to Mr. Artusi, but only in the event Conexant shareowner value increases above the $1.53 per share price on his date of hire;

•	1,500,000 restricted stock units (RSUs), 1,000,000 of which will vest in equal installments on the first, second and third anniversaries of the grant date and 500,000 of which will vest on the first anniversary of the grant date. These RSUs are intended to ensure that Mr. Artusi has direct ownership in the Company and to link his pay directly to shareowner value. They also provide a retention feature to Mr. Artusi’s overall compensation as they are full valued awards; and

•	1,000,000 performance RSUs that vest one-third if Conexant common stock sustains an average closing price of $3.00 per share over a 60 calendar day period, one-third if the common stock sustains an average closing price of $4.50 per share over a 60 calendar day period and one-third if the common stock sustains an average closing price of $6.00 per share over a 60 calendar day period. These performance RSUs expire on the fifth anniversary of the date of grant and include specific time periods for achievement of the performance targets to assign a time-bound nature to the achievement of various stock price performance levels.

Upon commencement of her employment on September 10, 2007, Ms. Roscher was granted several equity awards in connection with her employment by the Company:

•	1,000,000 stock options at an exercise price of $1.37 (the closing price of Conexant common stock on the grant date) that vest in three equal installments on the first, second and third anniversaries of the grant date. These options are intended to provide a significant compensation opportunity to Ms. Roscher, but only in the event Conexant shareowner value increases above the $1.37 per share price on her date of hire;

•	360,000 RSUs that vest in equal installments on the first, second and third anniversaries of the grant date. These RSUs are intended to ensure that Ms. Roscher has direct ownership in the Company and links her pay directly to shareowner value. They also provide a retention aspect to Ms. Roscher’s overall compensation as they are full valued awards; and

•	250,000 performance RSUs that vest under the same conditions as Mr. Artusi’s performance RSUs. These performance RSUs expire on the fifth anniversary of the date of grant and include specific time periods for achievement of the performance targets to assign a time-bound nature to the achievement of various stock price performance levels.

In November 2006, the Compensation Committee awarded Mr. Decker a performance share award for fiscal 2007 pursuant to the Company’s 2001 Performance Share Plan covering 500,000 shares of Conexant common stock. This performance share award was an incentive award designed to promote a shift of the Company’s strategy from the recovery-based focus of fiscal 2005 and 2006 toward the key objective of sustainable longer term growth. In November 2007, the Compensation Committee determined that, based upon its assessment of the Company’s performance during fiscal 2007, the fiscal 2007 performance share award would not vest and would be forfeited.

In November 2006, the Compensation Committee also awarded Mr. Brewster, the Company’s then Executive Vice President, Chief Operating Officer and General Manager of the Broadband Media Processing business unit, a performance share award pursuant to the Company’s 2001 Performance Share Plan covering 200,000 shares of Conexant common stock. The performance share award was an incentive to promote the performance of the Company’s Broadband Media Processing business unit. The initial criteria for vesting of the performance share award was the achievement of certain levels of Broadband Media Processing revenue during fiscal 2007 and 2008. In June 2007, to reflect certain changes in the Broadband Media Processing business, the Compensation Committee modified the vesting terms and criteria of the award such that the award may now vest, in whole or in part, based upon achievement of certain Broadband Media Processing stretch revenue goals during 2008 and 2009.

In addition to encouraging stock ownership by granting stock options and other forms of equity awards, the Company also provides certain of its employees (including executive officers) the opportunity to own Conexant common stock through the Company’s Employee Stock Purchase Plans, or the ESPPs. The ESPPs allow participants to buy Conexant common stock at a 15% discount to the market price with up to 15% of their salary and bonuses (subject to certain legal and other limitations). The program is provided as an element of compensation, which serves to attract employee talent and provides additional alignment of employee pay to the creation of shareowner value.

Perquisites

The Company also provides executive perquisites including financial planning and tax preparation services, physical examinations, club memberships and, for certain executive officers, excess liability insurance. Details of the perquisite values for fiscal year 2007 for all named executive officers can be found in the footnotes to the Summary Compensation Table. During fiscal 2007, the Company re-examined its executive perquisite program, and in an effort to reduce costs, began eliminating these perquisites for all executive officers, other than the annual physical exam.

Until November 2007, the Company sponsored Non-Qualified Deferred Compensation Plans (the “Deferred Compensation Plans”) for directors, officers and certain other employees of Conexant. Under the Deferred Compensation Plans, employee participants were allowed to defer up to 100% of base salary and cash bonus. The plans also allowed executive officers to obtain the 401(k) company match beyond the IRS-prescribed contribution and salary limitations of the Company’s Retirement Savings Plan. The Company made contributions to the Deferred Compensation Plans coincident with the deferrals made by the participants, which were used to purchase trust owned life insurance held in a Rabbi trust. The deferred amounts are valued daily as if invested in one or more investment funds selected by the individual participant from among the available investment options.

In November 2007, to reduce administrative costs and streamline executive perquisites, the Compensation Committee determined to suspend all future contributions by existing plan participants and admit no new participants into the Deferred Compensation Plans. Participants will continue with previously elected distributions. For additional information on deferred compensation for the named executive officers, see the Non-Qualified Deferred Compensation Table in this proxy statement.

Severance and Change in Control Benefits

Severance and change in control benefits are designed to facilitate the Company’s ability to attract and retain executives as it competes for talented employees in a marketplace where such protections are commonly offered. The severance and change in control benefits found in the named executive officers’ employment agreements are designed to encourage employees to remain focused on our business in the event of rumored or actual fundamental corporate changes. These benefits include continued base salary payments and certain health and welfare benefits, acceleration of the vesting of outstanding equity-based awards, such as options and RSUs (in certain cases without regard to the satisfaction of any time-based requirements or performance criteria), extension of post-termination exercise periods for options and tax gross-ups for certain excise taxes.

Termination Provisions.  The employment agreements with the named executive officers provide severance payments and other benefits in an amount the Company believes is appropriate, taking into account the time it is expected to take a separated employee to find another job. The payments and other benefits are provided because the Company considers a separation to be a Company-initiated termination of employment that under different circumstances would not have occurred and which is beyond the control of a separated employee. Separation benefits are intended to ease the consequences to an employee of an unexpected termination of employment. The Company also benefits by requiring a general release from separated employees. In addition, the Company has included post-termination non-compete and non-solicitation covenants in certain individual employment agreements.

The Company considers it likely that it will take more time for higher-level employees to find new employment, and therefore senior management generally is paid severance for a longer period. Additional payments may be permitted in some circumstances as a result of individual negotiations with executives, especially where the Company seeks particular non-disparagement, cooperation with litigation, noncompetition and non-solicitation terms. See the descriptions of the individual employment agreements with the named executive officers under “Certain Relationships and Transactions with Related Persons — Employment Agreements” for additional information.

Change of Control Agreements.  Under the employment agreements with certain of our named executive officers, change of control benefits generally require a change of control, followed by a termination of or change in an executive’s employment. This so-called “double trigger” treatment provides the executive with certain protections following a change of control, while avoiding creating a “windfall” for the executive that might occur if a “single trigger” treatment were used. See the descriptions of the individual change of control employment agreements with the named executive officers under “Certain Relationships and Related Person Transactions” for additional information.

Retirement Benefits

Conexant does not sponsor a defined benefit pension plan for any U.S. employee. For all U.S. employees, including the named executive officers, the Company provides a 401(k) Retirement Savings Plan with company matching contributions as the only qualified retirement plan. With an employee contribution of 6%, the plan provides a maximum company match of 4% of base salary up to the statutory qualified plan limits. Except with respect to the Deferred Compensation Plan, the Company’s executive officers are eligible to participate in the Company’s broad-based retirement programs to the same extent as all other employees.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company’s chief executive officer and the next three most highly compensated officers, not including the chief financial officer. In view of the Company’s substantial accumulated net operating losses, the deduction limit under section 162(m) may have little practical impact on the Company. Certain performance-based compensation that has been approved by shareowners is not subject to the deduction limit. Although certain awards under the Company’s stock-based plans constitute performance-based compensation not subject to the deduction limit under section 162(m), certain other awards under the plans, such as restricted stock, will not qualify for this exemption. Since the Compensation Committee retains discretion with respect to base salaries and certain other compensation awards, those elements would not qualify as “performance based” compensation for section 162(m) purposes. It is the Compensation Committee’s objective that, so long as it is consistent with its overall business, compensation and retention objectives, Conexant will, to the extent reasonable, endeavor to keep executive compensation deductible by Conexant for U.S. federal income tax purposes.

Accounting for Stock-Based Compensation

Beginning October 1, 2005, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payments (“SFAS 123R”), and began recording stock-based compensation expense in its financial statements in accordance with SFAS 123R.

Certain Awards Deferring or Accelerating the Receipt of Compensation

Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. The Company intends that awards granted under its equity compensation plans will comply with the requirements of section 409A and intends to administer and interpret these plans in such a manner.

Role of Executives and Others in Establishing Compensation

Our president and chief executive officer and the senior vice president, human resources, provide information and context to assist the Compensation Committee in reaching compensation and development decisions with respect to the named executive officers other than the president and chief executive officer. The other named executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the president and chief executive officer.

Conclusion

The Company believes the current design of its executive compensation programs, utilizing a mix of base salary, annual cash bonus and long-term equity-based incentives, properly motivates its management team to perform and to seek to produce strong returns for the Company and its shareowners. Further, in the view of the Board of Directors and the Compensation Committee, the overall compensation amounts earned by the named executive officers under the Company’s compensation programs for fiscal year 2007 reflect the Company’s performance during the period and appropriately reward the named executive officers for their efforts and achievements relative to the performance targets, consistent with the Company’s compensation philosophy and objectives.

Executive Compensation

Summary Compensation Table

The following table sets forth the total compensation earned or paid to our principal executive officer, principal financial officer and other named executive officers, who served in such capacities during fiscal year 2007 for services rendered in fiscal year 2007.

						Stock	Option	All Other
		Salary		Bonus		Awards	Awards	Compensation
Name and Principal Position	Fiscal Year	($)(1)		($)		($)(2)	($)(3)	($)(A*)	Total ($)

Daniel A. Artusi	2007	$169,227		$100,000	(5)	$411,173	$211,533	$239	$892,172
President and chief executive officer (4)
Dwight W. Decker	2007	575,000		300,000		990,865	512,191	109,043	2,487,099
Chairman of the board and former chief executive officer (6)
Karen L. Roscher	2007	18,750		150,000	(8)	15,163	16,095	—	200,008
Senior vice president and chief financial officer (7)
J. Scott Blouin	2007	287,837	(10)	125,000	(11)	—	306,674	55,231	774,742
Former senior vice president and chief financial officer (9)
Lewis C. Brewster	2007	288,000		380,000	(12)	158,137	375,822	43,403	1,245,362
Executive vice president and general manager Broadband Media Processing
Dennis E. O’Reilly	2007	322,500		50,597	(14)	—	207,221	55,048	635,366
Former senior vice president, chief legal officer and secretary (13)

*	See supplemental table (A).

(1)	Includes amounts the Company contributed or accrued for the named executive officers under the Company’s Retirement Savings Plan and Deferred Compensation Plan II.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of time-vesting and performance restricted stock units (RSUs) and performance share awards granted to certain named executive officers in fiscal 2007, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For time-vesting RSUs, fair value is calculated using the closing price of Conexant stock on the date of grant. For additional information, refer to note 1 of the Conexant financial statements in the Form 10-K for the year ended September 28, 2007, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in fiscal 2007. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers. The performance RSUs are subject to market conditions and the performance share awards are subject to performance conditions, as described in the CD&A. In measuring fair value, SFAS 123R distinguishes between vesting conditions related to the Company’s stock price (market conditions) and other non-stock price related conditions (performance conditions). Market conditions, such as those in the performance RSUs that are tied to Conexant’s total shareholder return, reduce the grant-date fair value under SFAS 123R; performance conditions, such as those in the performance share awards that are tied to non-stock measures, such as Conexant’s operating performance, do not reduce the grant-date fair value under SFAS 123R but are evaluated at the end of each reporting period and may be adjusted for changes in operating performance. This amount reflects the Company’s accounting expense for the performance RSUs and performance share awards, and does not correspond to the actual value that will be recognized by the named executive officer, which depends solely on the achievement of specified performance objectives over the performance period.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to each of the named executive officers in fiscal 2007, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the fiscal 2007 grants, see note 1 of the Company’s financial statements in the Form 10-K for the year ended September 28, 2007, as filed with the SEC. For information on the valuation assumptions with respect to option grants made prior to fiscal 2007, see the note on Other Stock-Related information for the Company’s financial statements in the Form 10-K for the respective year-end. See the Grants of Plan-Based Awards Table for information on options granted in fiscal 2007. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(4)	Mr. Artusi has served as president and chief executive officer since July 9, 2007.

(5)	Represents a $100,000 sign-on bonus paid in connection with Mr. Artusi’s joining the Company.

(6)	Mr. Decker served as chief executive officer during fiscal 2007 until July 9, 2007.

(7)	Ms. Roscher has served as senior vice president and chief financial officer since September 10, 2007.

(8)	Represents a $150,000 sign-on bonus paid in connection with Ms. Roscher’s joining the Company.

(9)	Mr. Blouin served as senior vice president and chief financial officer during fiscal 2007 until September 10, 2007.

(10)	Inclusive of a $25,000 salary increase during fiscal 2007.

(11)	Includes a $50,000 special bonus paid for Mr. Blouin’s work related to Conexant’s Gross Margin Improvement Program.

(12)	Includes a $150,000 retention award, a $75,000 special bonus paid for Mr. Brewster’s work related to Conexant’s Gross Margin Improvement Program, and a $30,000 payment for relocation expenses incurred.

(13)	Mr. O’Reilly served as senior vice president, chief legal officer and secretary during fiscal 2007 and until October 16, 2007.

(14)	Includes a $597 special bonus under the Company’s Refresh and Renew Award program.

(A) The following table provides detail of amounts shown in the “All Other Compensation” column of the Summary Compensation Table for perquisites paid during fiscal 2007.

									Total
	Fiscal	Insurance	Physical	Airline	Health	Other	Financial	401K	All Other
Name	Year	Premiums(a)	Exam	Club	Club	Clubs(b)	Planning	Match(c)	Compensation

Daniel A. Artusi	2007	$239	$—	$—	$—	$—	$—	$—	$239
Dwight W. Decker	2007	5,676	—	1,036	6,349	27,102	19,183	49,697	109,043
Karen L. Roscher	2007	—	—	—	—	—	—	—	—
J. Scott Blouin	2007	2,147	—	740	6,584	—	13,531	32,229	55,231
Lewis C. Brewster	2007	473	1,546	1,110	3,800	—	13,975	22,499	43,403
Dennis E. O’Reilly	2007	4,752	2,113	555	7,298	—	13,531	26,799	55,048

(a)	Includes imputed income for life and, if applicable, excess liability insurance premiums.

(b)	Includes club membership fees and dues.

(c)	Includes the company match made in the qualified plan as well as the company match provided above the qualified plan limits for executives electing to participate in the non-qualified deferred compensation program.

Grants of Plan-Based Awards

The following table provides information relating to plan-based awards granted to the named executive officers during the fiscal year ended September 28, 2007.

		All
		Other	All Other
		Stock	Stock
		Awards:	Awards:
		Number of	Number of	Exercise or	Grant Date
		Shares of	Securities	Base Price of	Fair Value
		Stock or	Underlying	Option	of Stock and
		Units	Options	Awards	Option
Name	Grant Date	(#)	(#)	($/share)	Awards(1)

Daniel A. Artusi	July 9, 2007(2)	—	3,000,000	$1.53	$2,149,002
	July 9, 2007(3)	500,000	—	—	765,000
	July 9, 2007(3)	1,000,000	—	—	1,530,000
	July 9, 2007(3)	1,000,000	—	—	653,000
Dwight W. Decker	May 15, 2007(4)	—	600,000	1.41	411,946
	November 15, 2006(5)	500,000	—	—	1,145,000
Karen L. Roscher	September 10, 2007(6)	—	1,000,000	1.37	654,044
	September 10, 2007(7)	360,000	—	—	493,200
	September 10, 2007(7)	250,000	—	—	135,000
J. Scott Blouin	May 15, 2007(8)	—	200,000	1.41	135,067
Lewis C. Brewster	May 15, 2007(8)	—	250,000	1.41	168,833
	November 15, 2006(9)	200,000	—	—	220,800
Dennis E. O’Reilly	May 15, 2007(8)	—	125,000	1.41	84,417

Notes:

(1)	This column shows the full grant date fair value of performance share awards under SFAS 123R granted to Mr. Decker and Mr. Brewster, and the full grant date fair value of RSUs and stock options under SFAS 123R granted to named executives, in 2007. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting schedule. See note 2 of the Summary Compensation Table for a discussion of fair value calculation related to the performance shares. For RSUs, fair value is calculated using the closing price of Conexant common stock on the grant date. For stock options, fair value is calculated using the Black-Scholes-Merton value on the grant date. The fair values shown for stock awards and option awards are accounted for in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to note 1 of the Company’s financial statements in the Form 10-K for the year ended September 28, 2007, as filed with the SEC. These amounts reflect the Company’s accounting expense, and do not correspond to the actual value that will be recognized by the named executives.

(2)	Mr. Artusi’s stock options were granted on July 9, 2007 as part of his new hire package and vest annually in three installments (33 1/3% per year) starting on the first anniversary of the grant date.

(3)	Mr. Artusi’s RSUs were granted on July 9, 2007 as part of his new hire package and consist of 1,000,000 RSUs which vest annually in three installments (33 1/3% per year) starting on the first anniversary of the grant date, 500,000 RSUs which fully vest on the first anniversary of the grant date and 1,000,000 performance RSUs which vest based on the Compensation Committee’s determination that the following performance goals have been achieved: one-third if Conexant’s common stock sustains an average closing price of $3.00 per share over a 60 calendar-day period; one-third if Conexant’s common stock sustains an average closing price of $4.50 per share over a 60 calendar-day period; and one-third if Conexant’s common stock sustains an average closing price of $6.00 per share over a 60 calendar-day period. Any unvested portion of the performance RSUs will be forfeited five years after the grant date.

(4)	Mr. Decker’s stock options were granted on May 15, 2007 and vest annually in two installments (50% per year) starting on the first anniversary of the grant date.

(5)	Mr. Decker’s performance share award was granted on November 15, 2006 and would vest based on the Compensation Committee’s determination that certain performance targets had been achieved. In November 2007 the Committee determined that this award would not vest.

(6)	Ms. Roscher’s stock options were granted on September 10, 2007 as part of her new hire package and vest annually in three installments (33 1/3% per year) starting on the first anniversary of the grant date.

(7)	Ms. Roscher’s RSUs were granted on September 10, 2007 as part of her new hire package and consist of 360,000 RSUs which vest annually in three installments (33 1/3% per year) starting on the first anniversary of the grant date and 250,000 performance RSUs which vest based on the Compensation Committee’s determination that the following performance goals have been achieved: one-third if Conexant’s common stock sustains an average closing price of $3.00 per share over a 60 calendar-day period; one-third if Conexant’s common stock sustains an average closing price of $4.50 per share over a 60 calendar-day period; and one-third if Conexant’s common stock sustains an average closing price of $6.00 per share over a 60 calendar-day period. Any unvested portion of the performance RSUs will be forfeited five years after the grant date.

(8)	Messrs. Blouin’s, Brewster’s and O’Reilly’s stock options were granted on May 15, 2007 and vest annually in three installments (50%, 25% and 25%) starting on the first anniversary of the grant date.

(9)	Mr. Brewster’s performance share award was granted on November 15, 2006 under the Company’s 2001 Performance Share Plan. The performance share award is an incentive award designed to promote the performance of the Company’s Broadband Media Processing business unit. The award vests, in whole or in part, based upon achievement of certain levels of Broadband Media Processing revenue during fiscal 2008 and 2009 established by the Compensation Committee.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information relating to outstanding equity awards held by the named executive officers at fiscal year end, September 28, 2007.

	Option Awards				Stock Awards
					Number of
	Number of	Number of			Shares or		Market
	Securities	Securities			Units		Value of
	Underlying	Underlying			of Stock		Shares or
	Unexercised	Unexercised	Option		That		Units of
	Options	Options	Exercise	Option	Have Not		Stock That
	Exerciseable	Unexerciseable	Price	Expiration	Vested		Have Not
Name	(#)	(#)	($)	Date	(#)		Vested ($)(1)

Daniel A. Artusi	—	3,000,000	$1.5300	July 9, 2015	2,500,000	(2)	$3,000,000
Dwight W. Decker	163,912	—	$2.3797	December 3, 2007
	776,403	—	$2.7686	January 4, 2009
	306,515	—	$1.4169	November 4, 2010
	33,009	—	$2.6306	March 29, 2011
	458,727	—	$2.6306	March 30, 2011
	890	—	$3.4466	April 2, 2012
	245,892	—	$3.4466	April 3, 2012
	490,894	—	$3.4466	April 3, 2012
	491,784	—	$3.4466	April 3, 2012
	185,227	—	$1.4169	November 3, 2012
	315,561	157,782	$1.4900	June 14, 2013
	300,000	—	$1.6500	July 1, 2013
	150,000	450,000	$2.7000	February 7, 2014
	—	600,000	$1.4100	May 15, 2015	500,000	(3)	$600,000
Karen L. Roscher	—	1,000,000	$1.3700	September 10, 2015	610,000	(4)	$732,000
J. Scott Blouin	196,701	—	$2.2105	September 30, 2011
	122,935	—	$1.4169	November 3, 2012
	661,587	330,793	$1.4900	June 14, 2013
	43,750	131,250	$2.7000	February 7, 2014
	—	200,000	$1.4100	May 15, 2015
Lewis C. Brewster	338,729	—	$2.7686	January 4, 2009
	89,924	—	$2.6306	March 30, 2009
	26,164	—	$1.4169	November 4, 2010
	33,009	—	$2.6306	March 29, 2011
	890	—	$3.4466	April 2, 2012
	122,056	—	$3.4466	April 3, 2012
	122,946	—	$3.4466	April 3, 2012
	170,532	—	$1.4169	November 3, 2012
	395,697	197,848	$1.4900	June 14, 2013
	68,750	206,250	$2.7000	February 7, 2014
	—	250,000	$1.4100	May 15, 2015	200,000	(5)	$240,000
Dennis E. O’Reilly	233,491	—	$2.7686	January 4, 2009
	44,256	—	$2.6306	March 30, 2009
	65,338	—	$2.6306	March 30, 2009
	33,009	—	$2.6306	March 29, 2011
	890	—	$3.4466	April 2, 2012
	97,466	—	$3.4466	April 3, 2012
	98,356	—	$3.4466	April 3, 2012
	98,348	—	$1.4169	November 3, 2012
	222,363	111,182	$1.4900	June 14, 2013
	31,250	93,750	$2.7000	February 7, 2014
	—	125,000	$1.4100	May 15, 2015

(1)	Based on the closing price of Conexant’s common stock on September 28, 2007, the last day of fiscal 2007, of $1.20 per share.

(2)	Mr. Artusi’s RSUs were granted on July 9, 2007 and consist of 1,000,000 RSUs which vest annually in three installments (33 1/3% per year) starting on the first anniversary of the grant date, 500,000 RSUs which fully vest on the first anniversary of the grant date and 1,000,000 performance RSUs which vest based on the Compensation Committee’s determination that the following performance goals have been achieved: one-third if Conexant’s common stock sustains an average closing price of $3.00 per share over a 60 calendar-day period; one-third if Conexant’s common stock sustains an average closing price of $4.50 per share over a 60 calendar-day period; and one-third if Conexant’s common stock sustains an average closing price of $6.00 per share over a 60 calendar-day period. Any unvested portion of the performance RSUs will be forfeited five years after the grant date.

(3)	Mr. Decker’s performance share award was granted on November 15, 2006 and would vest based on the Compensation Committee’s determination that certain performance targets had been achieved. In November 2007, the Committee determined that this award would not vest.

(4)	Ms. Roscher’s RSUs were granted on September 10, 2007 and consist of 360,000 RSUs which vest annually in three installments (33 1/3% per year) starting on the first anniversary of the grant date and 250,000 performance RSUs which vest based on the Compensation Committee’s determination that the following performance goals have been achieved: one-third if Conexant’s common stock sustains an average closing price of $3.00 per share over a 60 calendar-day period; one-third if Conexant’s common stock sustains an average closing price of $4.50 per share over a 60 calendar-day period; and one-third if Conexant’s common stock sustains an average closing price of $6.00 per share over a 60 calendar-day period. Any unvested portion of the performance RSUs will be forfeited five years after the grant date.

(5)	Mr. Brewster’s performance share award was granted on November 15, 2006 and was not vested as of September 28, 2007.

Option Exercises and Stock Vested

The following table provides information relating to option exercises by the named executive officers for the period October 1, 2006 through September 28, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Securities		Securities
	Acquired	Value	Acquired on		Value
	on Exercise	Realized on	Vesting		Realized on
Name	(#)	Exercise ($)	(#)		Vesting ($)

Daniel Artusi	—	—	—		—
Dwight W. Decker	—	—	275,000	(1)	$629,750	(2)
Karen L. Roscher	—	—	—		—
J. Scott Blouin	—	—	—		—
Lewis C. Brewster	—	—	—		—
Dennis E. O’Reilly	—	—	—		—

(1)	The full amount of Mr. Decker’s performance share award was vested by the Compensation Committee on November 15, 2006.

(2)	The value realized is based on the closing price of Conexant common stock on November 15, 2006, which was $2.29 per share.

Nonqualified Deferred Compensation

The following table provides information relating to nonqualified deferred compensation balances and contributions of the named executive officers for fiscal year 2007.

Non-qualified Deferred Compensation

						Aggregate
				Aggregate		Account
				Earnings on	Aggregate	Balance at
		Executive	Conexant	Underlying	Withdrawals/	End of
	Fiscal	Contributions	Contributions	Investments	Distributions	Fiscal Year
Name	Year	($)(1)	($)(2)	($)(3)	($)	($)(4)

Daniel A. Artusi	2007	—	—	—	—	—
Dwight W. Decker	2007	124,500	17,653	839,149	—	5,039,166
Karen L. Roscher	2007	—	—	—	—	—
J. Scott Blouin	2007	18,721	3,358	6,090	—	43,029
Lewis C. Brewster	2007	19,939	5,400	44,490	—	283,353
Dennis E. O’Reilly	2007	32,500	6,700	58,880	—	462,353

Notes:

(1)	Represents contributions to the Company’s Deferred Compensation Plan II by the named executive officer during the 2007 fiscal year.

(2)	Includes the non-qualified company matching contributions made to the Company’s Deferred Compensation Plan II during the 2007 fiscal year in excess of the IRS prescribed contribution and salary limits under the Company’s Retirement Savings Plan. These amounts are included in the Summary Compensation Table under the “All Other Compensation” column.

(3)	Represents total market-based earnings for the 2007 fiscal year on all deferred compensation under the Company’s Deferred Compensation Plan and the Company’s Deferred Compensation Plan II based on the investment returns associated with the investment choices made by the named executive officer.

(4)	Includes balances in both the Company’s Deferred Compensation Plan, which has been grandfathered for Code section 409A purposes, and the Company’s Deferred Compensation Plan II, which was established in 2005 to be section 409A compliant.

Certain Relationships and Related Person Transactions

Pursuant to the Audit Committee’s charter and applicable Nasdaq rules, the Audit Committee is responsible for reviewing and approving all related party transactions (as defined by the Nasdaq rules).

Employment and Separation Agreements

Daniel A. Artusi.  On June 25, 2007, Conexant elected Daniel A. Artusi as president and chief executive officer and a director of the Company effective July 9, 2007. The Company and Mr. Artusi entered into an employment agreement setting forth the terms and conditions of his employment. The agreement provides that Mr. Artusi will serve as president and chief executive officer from July 9, 2007 through July 8, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Artusi will be paid an initial annual base salary of $550,000 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. His fiscal year 2007 annual target bonus was 100% of annual base salary (pro-rated for time worked in the fiscal year), provided that Mr. Artusi would receive a bonus of not less than $150,000 for fiscal year 2007 and a bonus of not less than $275,000 for fiscal year 2008, each to be disbursed when normal bonuses are paid. Mr. Artusi also received a special bonus of $100,000, which is subject to repayment if Mr. Artusi voluntarily terminates his employment for any reason, other than as a result of death or disability (as defined in the agreement), or if his employment is terminated by the Company for “cause” (as defined in the agreement), within one year. For future periods, the Board of Directors or the Compensation Committee will determine Mr. Artusi’s annual base salary (which may not be decreased) and annual target bonus. Pursuant to the agreement, Mr. Artusi also received the equity compensation awards described above under “Long-Term Incentive Compensation”.

Under the agreement, if the Company terminates Mr. Artusi’s employment as president and chief executive officer without “cause” or if he resigns as president and chief executive officer for “good reason” (each as defined in the agreement), (i) the Company will pay him a cash lump-sum equal to the sum of (A) any unpaid base salary (and any other unpaid amounts) accrued through his termination date, (B) a pro rata share of his target bonus for the fiscal year in which his termination occurs, (C) two times his base salary, (D) two times his annual target bonus (which is equal to his base salary), and (E) $200,000; (ii) the Company will continue to provide coverage under the Company’s health insurance plan to him for 18 months after the date of his termination; and (iii) all of his options and non-performance based restricted stock units will become fully vested and Mr. Artusi may exercise all such options until the earlier of (A) the second anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. Mr. Artusi is restricted from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company during and for 12 months after the employment period. Mr. Artusi will generally be made whole in the event of payment of any excise taxes imposed by the Internal Revenue Code of 1986, as amended (the “Code”), on certain change of control payments and in the event of any payment of penalty tax and interest imposed by Code section 409A.

Dwight W. Decker.  On March 10, 2005, Mr. Decker and the Company entered into an Amended and Restated Employment Agreement (the Agreement), which amended and restated his Employment Agreement dated as of January 15, 2004 (the Prior Agreement), pursuant to which Mr. Decker served as non-executive chairman of the Board and an employee of the Company from February 27, 2004. On November 9, 2004, at the request of the Board of Directors, Mr. Decker resumed the position of chief executive officer while continuing in his position as chairman of the Board. The Agreement sets forth the terms and conditions of Mr. Decker’s employment as chairman of the Board and chief executive officer. The Agreement also sets forth the terms and conditions of his employment as non-executive chairman of the Board following his service as chief executive officer, if the Company and Mr. Decker were to agree that he would continue as non-executive chairman of the Board; these terms and conditions are substantially similar to the terms and conditions of the Prior Agreement.

The Agreement, effective as of February 28, 2005, provides that Mr. Decker would serve as chairman of the Board and chief executive officer of the Company until November 9, 2006. Following that date, the Agreement would be automatically extended for additional one-year terms, unless either party notified the other that it no longer wished the extensions to continue. In exchange for his services, Mr. Decker would be paid an initial annual base salary of $575,000 and would be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. All of his outstanding unvested equity awards would continue to vest during the employment term.

Under the Agreement, if the Company had terminated Mr. Decker’s employment as chairman of the board and chief executive officer without “cause” or if he resigned as chairman of the board and chief executive officer for “good reason” the Company would pay him a cash lump-sum equal to the sum of (i) any unpaid base salary (and any other unpaid amounts) accrued through his termination date, (ii) a pro rata share of his target bonus for the fiscal year in which his termination occurred, (iii) two times his base salary, (iv) two times his annual target bonus, and (v) $200,000. In addition, all of his options and shares of restricted stock would become fully vested and Mr. Decker could exercise all such options until the later of (A) February 27, 2010 and (B) the second anniversary of his termination date.

On July 9, 2007, Mr. Decker resigned from his position as chief executive officer but he continues to serve as non-executive chairman of the Board and an employee of the Company by mutual agreement with the Company (the Chairmanship Only Resumption). In accordance with the Agreement, his continued service will be on terms substantially similar to those contained in the Prior Agreement. Mr. Decker will serve as non-executive chairman of the Board for as long as he continues as a director of the Company, but at least two years and four months from the date of his resignation as chief executive officer (i.e., the term remaining under the Prior Agreement at the time Mr. Decker resumed the position of chief executive officer). During the first four months following the Chairmanship Only Resumption, Mr. Decker was paid his base salary in effect at the time of his resignation as chief executive officer. Beginning November 9, 2007, for each of the two years of his employment following this four month period, Mr. Decker will be paid $100,000. For future periods, the Board of Directors or the Compensation Committee will determine Mr. Decker’s annual base salary. During the period following a Chairmanship Only Resumption, Mr. Decker will be eligible for such annual performance bonuses, if any, as determined by the Board of Directors or the Compensation Committee. If during the first year following a Chairmanship Only Resumption, the Company terminates Mr. Decker’s employment as non-executive chairman of the Board without “cause” or if he resigns for “good reason”, he will be entitled to the separation benefits described in the preceding paragraph, except that certain payments will be calculated using the base salary in effect at the time of his resignation as chief executive officer and other payments will be based on two times his annual target bonus. Following the first year, if the Company terminates Mr. Decker’s employment without “cause” or if he resigns for “good reason”, he will be entitled to lesser separation benefits and the Company will also pay him, as part of the cash lump-sum, any unpaid target bonus for the fiscal year in which his termination occurs. If Mr. Decker resigns from his position as non-executive chairman of the Board without “good reason”, all of his outstanding unvested equity awards will become fully vested and he may exercise such awards for two years following his resignation.

Karen L. Roscher.  On September 5, 2007, Conexant elected Karen L. Roscher as senior vice president and chief financial officer of the Company, effective September 10, 2007. The Company and Ms. Roscher entered into an employment agreement setting forth the terms and conditions of Ms. Roscher’s employment. The agreement provides that Ms. Roscher will serve as senior vice president and chief financial officer from September 10, 2007 through September 9, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for her services, Ms. Roscher will be paid an initial annual base salary of $325,000 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee, with a fiscal year 2008 annual target bonus of 60% of annual base salary, provided that Ms. Roscher will receive a bonus of not less than $100,000 for fiscal year 2008, to be disbursed when normal bonuses are paid. Ms. Roscher also received a special bonus of $150,000, which is subject to repayment if Ms. Roscher voluntarily terminates her employment for any reason, other than as a result of death or disability (as defined in the agreement), or if her employment is terminated by the Company for “cause” (as defined in the agreement), within one year. For future periods, the Board of Directors or the Compensation Committee will determine Ms. Roscher’s annual base salary (which may not be decreased) and annual target bonus. Pursuant to the agreement, Ms. Roscher also received the equity compensation awards described above under “Long-Term Incentive Compensation”.

Upon commencement of employment, in connection with her relocation to California, Ms. Roscher has received certain relocation benefits, including allowances and reimbursements of relocation, home finding, home selling, temporary living and other expenses. These benefits are subject to (i) repayment in full if Ms. Roscher voluntarily terminates her employment or if her employment is terminated by the Company for “cause” (as defined in her employment agreement) within one year of her hire date or (ii) partial repayment if such a termination occurs between one and two years of her hire date.

Under the agreement, if the Company terminates Ms. Roscher’s employment as senior vice president and chief financial officer without “cause” (as defined in the agreement), (i) the Company will pay her a cash lump-sum equal to the sum of (A) any unpaid base salary (and any other unpaid amounts) accrued through her termination date, (B) her annual base salary, (C) her annual target bonus, and (D) $50,000; (ii) the Company will continue to provide coverage under the Company’s health insurance plan to her for 18 months after the date of her termination; and (iii) all of her options and non-performance based restricted stock units will become fully vested and Ms. Roscher may exercise all such options until the earlier of (A) the fifteen month anniversary of her termination date and (B) the expiration date of such options set forth in the option awards. Ms. Roscher is restricted from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company during and for 12 months after the employment period. Ms. Roscher will generally be made whole in the event of payment of any excise taxes imposed by the Code on certain change of control payments and in the event of any payment of penalty tax and interest imposed by Code section 409A.

J. Scott Blouin.  In December 2002, Conexant entered into an employment and change of control agreement with Mr. Blouin which, in addition to providing for his continuing employment after a change of control (defined in substantially similar terms as under the change of control employment agreements described below), further defined the terms of his employment with Conexant. The agreement was amended effective February 27, 2004 to provide that he would be employed as senior vice president and chief accounting officer of Conexant. Mr. Blouin was promoted to senior vice president and chief financial officer in August 2004. His amended agreement had an initial two-year term and was to be automatically extended for additional one-year terms, unless either party notified the other that it no longer wished the extensions to continue. Mr. Blouin’s initial annual base salary was $300,000 and his initial annual target bonus was 60% of his annual base salary. The agreement provided that if Conexant terminated Mr. Blouin’s employment without “cause” or if he resigned for “good reason”, Conexant would (i) pay him a cash lump-sum equal to any unpaid base salary (and any other unpaid amounts) accrued through his termination, (ii) continue to pay his base salary for two years following his termination and (iii) pay him promptly after the end of the fiscal year in which the termination occurred a cash lump-sum equal to the full amount of his target bonus for such fiscal year. In addition, all of Mr. Blouin’s options and shares of restricted stock would continue to vest during the two-year period following his termination and all vested options could be exercised during that period and for three months thereafter or the expiration date of such options, whichever is earlier, after which time all of his options would expire.

On October 19, 2007, Conexant executed an agreement (the “Blouin Agreement”) with Mr. Blouin, pursuant to which Mr. Blouin’s service as senior vice president and chief financial officer of the Company ceased effective as of September 9, 2007 and Mr. Blouin became executive assistant to the chief executive officer of the Company, which position he held through October 12, 2007.

The Blouin Agreement amended Mr. Blouin’s employment agreement to provide that the timing of certain amounts payable to Mr. Blouin pursuant to the terms of the employment agreement will satisfy the requirements of, or the requirements for exemption under, Code section 409A. Pursuant to the Blouin Agreement, Mr. Blouin will receive certain compensation and benefits that Mr. Blouin was entitled to receive pursuant to his employment agreement as a result of his termination of employment with the Company. Pursuant to his employment agreement, as amended by the Blouin Agreement, Mr. Blouin will continue to receive a salary of $325,000 per annum through October 12, 2009, which salary payments will begin to be paid on April 14, 2008. On April 14, 2008, Mr. Blouin will be entitled to receive a payment of $417,500, which is equal to the sum of (i) the portion of his salary payable to him prior to that date that was delayed to comply with section 409A, (ii) the amount of his target bonus for a full year and (iii) $60,000. In addition, all of Mr. Blouin’s stock options and shares of restricted stock will continue to vest through October 12, 2009 and all vested stock options may be exercised during that period and for three months thereafter or the expiration date of such options, whichever is earlier, after which time all of his stock options will expire. Mr. Blouin is restricted from soliciting employees or customers of the Company until October 12, 2009.

Lewis C. Brewster.  Mr. Brewster’s February 27, 2004 employment agreement was effective on that date and provides that he will serve as executive vice president, sales, operations and quality of Conexant. He currently serves as executive vice president and general manager of broadband media processing. His agreement has an initial two-year term and thereafter will be automatically extended for additional one-

year terms, unless either party notifies the other that it no longer wishes the extensions to continue. Mr. Brewster’s initial annual base salary was $360,000 and his initial annual target bonus was 70% of his annual base salary. If Conexant terminates Mr. Brewster’s employment without “cause”, Conexant will (i) continue to pay his base salary for 12 months following his termination and (ii) pay him promptly after the end of the fiscal year in which the termination occurs a cash sum of (A) a pro rata share of his target bonus for the fiscal year in which the termination occurs and (B) the full amount of his target bonus for such fiscal year. In addition, all of Mr. Brewster’s options and shares of restricted stock will continue to vest during the 12 months following his termination and all vested options may be exercised during that period and for three months thereafter or the expiration date of such options, whichever is earlier, after which time all of his options will expire.

Dennis E. O’Reilly.  Mr. O’Reilly’s January 15, 2004 employment agreement was effective February 27, 2004 and provided that he would be employed as senior vice president, chief legal officer and secretary of Conexant. His agreement had an initial two-year term and was to be automatically extended for additional one-year terms, unless either party notified the other that it no longer wished the extensions to continue. Mr. O’Reilly’s initial annual base salary was $325,000 and his initial annual target bonus was 60% of his annual base salary. If Conexant terminated Mr. O’Reilly’s employment without “cause”, Mr. O’Reilly would be entitled to substantially the same payments and benefits as Mr. Brewster under his employment agreement described above.

On October 19, 2007, the Company executed an agreement (the “O’Reilly Agreement”) with Mr. O’Reilly, pursuant to which Mr. O’Reilly’s service as senior vice president, chief legal officer and secretary of the Company ceased effective as of October 16, 2007.

The O’Reilly Agreement amended Mr. O’Reilly’s employment agreement to provide that the timing of certain amounts payable to Mr. O’Reilly pursuant to the terms of the employment agreement will satisfy the requirements of, or the requirements for exemption under, section 409A. Pursuant to the O’Reilly Agreement, Mr. O’Reilly will receive certain compensation and benefits that Mr. O’Reilly is entitled to receive pursuant to his employment agreement as a result of his termination of employment with the Company. Pursuant to his employment agreement, as amended by the O’Reilly Agreement, Mr. O’Reilly will continue to receive a salary of $325,000 per annum through October 16, 2008, which salary payments will begin to be paid on April 18, 2008. On April 18, 2008, Mr. O’Reilly will be entitled to receive a payment of $366,048, which is equal to the sum of (i) the portion of his salary payable to him prior to that date that was delayed to comply with Code section 409A, (ii) the amount of his target bonus for a full year and (iii) a pro rata share of his target bonus for the fiscal year ending September 30, 2008. In addition, all of Mr. O’Reilly’s stock options and shares of restricted stock will continue to vest through October 16, 2008 and all vested stock options may be exercised during that period and for three months thereafter or the expiration date of such options, whichever is earlier, after which time all of his stock options will expire. Mr. O’Reilly is restricted from soliciting employees or customers of the Company until October 16, 2008.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers and with certain other executives. The indemnification agreements require the Company to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by the Company.

Other

In connection with the spin-off by the Company of Mindspeed Technologies, Inc. in June 2003, Mindspeed issued to Conexant a warrant to purchase 30 million shares of Mindspeed common stock at a price of $3.408 per share, exercisable until June 27, 2013.

Termination and Change of Control Provisions of the Employment Agreements

Agreements between the Company and each of Messrs. Artusi, Decker and Brewster and Ms. Roscher contain provisions pursuant to which, if Conexant terminates an individual’s employment without “cause” or, in the case of Messrs. Artusi and Decker, if the individual resigns for “good reason” (as defined in the employment agreements), specified amounts will become payable by Conexant to the individual and Conexant will continue to provide certain benefits to the individual for a specified period after the termination, unless and until the individual receives similar benefits from another employer. Each agreement also restricts the individual from competing with Conexant or soliciting employees or customers of Conexant during the employment period and for 12 months thereafter. Pursuant to the agreements, certain outstanding equity awards will vest upon the occurrence of a change of control of the Company. Under each agreement, the individual will generally be made whole for any excise taxes imposed by the Code on certain change of control payments.

For the purposes of the employment agreements, a “change of control” is defined generally as:

•	the acquisition by any individual, entity or group of beneficial ownership of 20% or 30% (depending on the individual) or more of either the then outstanding shares of Conexant common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of the Conexant Board of Directors which is not supported by the current Board of Directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Conexant’s assets, which results in a change in the majority of the Board of Directors or of more than 40% or 50% (depending on the individual) of Conexant’s shareowners; or

•	approval by Conexant’s shareowners of the complete liquidation or dissolution of Conexant.

Potential Payments upon Termination or Change-in-Control

The following table sets forth the amount of cash severance compensation and the estimated cost of health and welfare benefits payable to each named executive officer upon death, disability, a voluntary termination or termination for cause, a termination without cause or for good reason and a termination following a qualified Change in Control (including the fair value of accelerated stock awards valued as of September 28, 2007, which was $1.20 per share), assuming termination of employment occurred on September 28, 2007. In the event that any of the severance payments are subject to federal excise taxes under the “golden parachute” provisions of the Code, Conexant will provide executive officers a gross-up for any such excise taxes plus any excise, income or payroll taxes owed on the payment of the gross-up for the excise taxes. Where applicable, these amounts are reflected in the table under the Change in Control column.

Estimated Potential Incremental Payments Upon Separation

					After
				Termination	Change in
			Voluntary	without	Control,
			Termination or	Cause	Termination
			Termination	or for Good	without
	Death	Disability	for Cause(1)	Reason	Cause

Daniel Artusi
Cash Severance	$0	$0	$0	$2,400,000	$2,400,000
Health and Welfare Benefits (continuation)	$0	$20,129	$0	$20,129	$20,129
Economic Value of Accelerated Equity(2)(3)	$1,800,000	$1,800,000	$0	$1,800,000	$1,800,000
280G Conditional Tax Gross-Up Amount(4)	N/A	N/A	N/A	N/A	$1,256,489

Total Estimated Incremental Value	$1,800,000	$1,820,129	$0	$4,220,129	$5,476,617

Dwight Decker
Cash Severance	$0	$0	$0	$2,500,000	$2,500,000
Health and Welfare Benefits (continuation)	$0	$0	$0	$27,974	$27,974
Economic Value of Accelerated Equity(2)(3)(9)	$0	$0	$0	$600,000	$600,000
280G Conditional Tax Gross-Up Amount(4)	N/A	N/A	N/A	N/A	$0

Total Estimated Incremental Value	$0	$0	$0	$3,127,974	$3,127,974

Karen Roscher
Cash Severance	$0	$0	$0	$570,000	$570,000
Health and Welfare Benefits (continuation)	$0	$18,113	$0	$18,113	$18,113
Economic Value of Accelerated Equity(2)(6)	$432,000	$432,000	$0	$432,000	$432,000
280G Conditional Tax Gross-Up Amount(4)	N/A	N/A	N/A	N/A	$0

Total Estimated Incremental Value	$432,000	$450,113	$0	$1,020,113	$1,020,113

Scott Blouin(8)
Cash Severance	N/A	N/A	N/A	$905,000	N/A
Health and Welfare Benefits (continuation)	N/A	N/A	N/A	$22,743	N/A
Economic Value of Accelerated Equity(5)	N/A	N/A	N/A	$0	N/A
280G Conditional Tax Gross-Up Amount	N/A	N/A	N/A	N/A	N/A

Total Estimated Incremental Value	N/A	N/A	N/A	$927,743	N/A

Lewis Brewster
Cash Severance	$0	$0	$0	$612,000	$612,000
Health and Welfare Benefits (continuation)	$0	$0	$0	$12,784	$12,784
Economic Value of Accelerated Equity(2)(5)	$0	$0	$0	$0	$0
280G Conditional Tax Gross-Up Amount	N/A	N/A	N/A	N/A	$0

Total Estimated Incremental Value	$0	$0	$0	$624,784	$624,784

Dennis O’Reilly(7)
Cash Severance	$0	$0	$0	$520,000	$520,000
Health and Welfare Benefits (continuation)	$0	$0	$0	$12,715	$12,715
Economic Value of Accelerated Equity(2)(5)	$0	$0	$0	$0	$0
280G Conditional Tax Gross-Up Amount	N/A	N/A	N/A	N/A	$0

Total Estimated Incremental Value	$0	$0	$0	$532,715	$532,715

(1)	Termination by the executive for any reason will be treated as voluntary termination, except for Mr. Artusi and Mr. Decker, where termination by the executive for good reason will be treated the same as termination without cause.

(2)	Under termination due to death, all non-performance based equity is accelerated; however, the options are underwater (i.e., the market price is below the exercise price) as of September 28, 2007.

(3)	Termination without cause values do not reflect value associated with additional 24 months post-termination during which options can be exercised.

(4)	Gross-up only given if parachute payment is more than 10% above IRS safe harbor amount.

(5)	Equity valued as of September 28, 2007; however, some options will not become vested until one year after termination of employment (two years for Mr. Blouin) pursuant to employment agreement terms. Equity is valued based on September 28, 2007 stock price resulting in option being underwater and having no value which may not be the case in the future.

(6)	Value represents embedded value on September 28, 2007, which does not value additional 15 months post-termination during which options can be exercised.

(7)	The executive’s employment terminated effective October 16, 2007. The executive will receive one year of base salary (half of it in a lump sum payment in April 2008 and the other half through salary continuation until October 16, 2008) as well as a full year’s target bonus ($195,000) and a pro rata share of the target bonus for the current fiscal year ($8,548), both paid in a lump sum payment in April 2008. Further, the executive will receive a continuation of health benefits, up to $15,500 in financial planning services and vesting of equity during the one-year period post-termination. As partial consideration for these payments, the executive can be required to provide continued services to the Company of up to 10 hours per week.

(8)	The executive’s employment as senior vice president and chief financial officer terminated effective September 9, 2007. From September 10, 2007 through October 12, 2007, he was executive assistant to the chief executive officer. On October 12, 2007 he ceased to be an employee. The executive will receive two years of base salary (25% of it in a lump sum payment in April 2008 and the remainder through salary continuation until October 12, 2009) as well as a full year’s target bonus ($195,000) and $60,000, both paid in a lump sum payment in April 2008. Further, the executive will receive a continuation of health benefits and vesting of equity during the two-year period post-termination.

(9)	This represents the value of 500,000 performance shares granted on November 15, 2006. On November 14, 2007, the Compensation Committee determined that these shares would not vest and would be forfeited as the performance criteria were not met.

Note: The Company and Board of Directors retains the authority to accelerate equity awards at their discretion; this analysis assumes no such discretion is exercised.

Equity Compensation Plan Information

The following table provides information as of September 28, 2007 about shares of the Company’s common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of the Company’s existing equity compensation plans, including the Company’s 1998 Stock Option Plan, 1999 Long-Term Incentives Plan, as amended, 2000 Non-Qualified Stock Plan, as amended, Directors Stock Plan, as amended, Amended and Restated 2001 Employee Stock Purchase Plan, 1999 Non-Qualified Employee Stock Purchase Plan, as amended, 2001 Performance Share Plan, and 2004 New-Hire Equity Incentive Plan, as well as the GlobespanVirata 1999 Equity Incentive Plan, 1999 Supplemental Stock Options Plan, and Amended and Restated 1999 Stock Incentive Plan assumed in the Company’s merger with GlobespanVirata, Inc. (collectively, the “Equity Compensation Plans”). The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with other mergers and acquisitions of the companies which originally granted those options. Footnote (7) to the table sets forth the total number of shares of the Company’s common stock issuable upon exercise of those assumed options as of September 28, 2007 and the weighted average exercise price of those options. No additional options may be granted under these assumed plans.

	Number of		Weighted
	Securities to be		Average	Number of
	Issued Upon		Exercise Price of	Securities Remaining
	Exercise of		Outstanding	Available for Future
	Outstanding		Options,	Issuance Under
	Options, Warrants		Warrants and	Equity
	and Rights		Rights	Compensation Plans

Equity compensation plans approved by shareholders
Stock plans	23,844,542		$3.05	25,030,885	(1)
ESPP (domestic)	—			4,329,573	(2)
Directors stock plan	1,706,188		$3.03	674,740	(3)

Total	25,550,730			30,035,198
Equity compensation plans not approved by shareholders
Stock plans	69,750,016		$2.10	14,723,099
2004 New Hire plan	7,161,365	(4)	$1.57	10,465,385
ESPP (international)	—			2,590,710	(5)
Performance share plan	900,000			2,238,044	(6)

Total	77,811,381	(7)		30,017,238
Grand Total	103,362,111			60,052,436

(1)	Includes shares of Conexant common stock issuable upon exercise of outstanding options under the GlobespanVirata 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Amended and Restated 1999 Stock Incentive Plan assumed by Conexant in connection with the Company’s merger with GlobespanVirata, Inc.

(2)	Includes shares of Conexant common stock subject to purchase rights accruing under the Amended and Restated 2001 Employee Stock Purchase Plan. The Amended and Restated 2001 Employee Stock Purchase Plan provides that the maximum authorized shares thereunder will be automatically increased by an additional 2,500,000 shares, or such lesser number as the Board may determine, on October 1 of each year commencing with October 1, 2003 and ending on October 1, 2012, for a maximum increase of 25,000,000 additional shares.

(3)	Effective on October 1, 2006, the maximum number of shares issuable under the Directors Stock Plan was automatically increased by 363,900 shares. The Directors Stock Plan, as amended effective November 14, 2007, (the “Plan”) provides that the maximum number of shares under the Plan is automatically increased on the first day of each fiscal year by an additional amount equal to the greater of 250,000 shares or 0.075% of the shares of Conexant common stock outstanding on that date, subject to the Board of Directors being authorized and empowered to select the smaller amount.

(4)	Includes 3,110,000 RSUs which do not have an exercise price.

(5)	Includes shares of Conexant common stock subject to purchase rights accruing under the 1999 Non-Qualified Employee Stock Purchase Plan. On August 15, 2007, the plan was amended to increase by 2,000,000 the number of shares reserved for issuance under the plan.

(6)	Under the 2001 Performance Share Plan, the performance share awards may be paid in shares of Conexant common stock, cash or both. See “— Equity Compensation Plans Not Approved by Shareowners — 2001 Performance Share Plan” below.

(7)	The table does not include information for certain equity compensation plans assumed by Conexant in connection with mergers and acquisitions of the companies which originally established those plans. As of September 28, 2007, a total of 1,460,252 shares of Conexant common stock were issuable upon exercise of outstanding options under those assumed plans and the weighted average exercise price of those outstanding options was $7.32 per share. No additional options may be granted under those assumed plans.

Equity Compensation Plans Not Approved by Shareowners

1999 Non-Qualified Employee Stock Purchase Plan

The Company’s 1999 Non-Qualified Employee Stock Purchase Plan (the “Non-Qualified ESPP”) was adopted by the Board of Directors on May 14, 1999 and was subsequently amended on August 13, 1999, July 18, 2002, July 22, 2004, November 2, 2005 and August 15, 2007. The Non-Qualified ESPP has not been approved by the Company’s shareowners. Employees of the Company’s subsidiaries located in certain countries outside the U.S. who are not officers or directors of the Company may be eligible to participate in the Non-Qualified ESPP. As of September 28, 2007, the Board of Directors reserved 5,900,000 shares of the Company’s common stock for issuance under the Non-Qualified ESPP, subject to adjustment under certain circumstances.

The Non-Qualified ESPP permits eligible employees to purchase shares of the Company’s common stock at the end of each offering period at 85% of the lower of the fair market value of the Company’s common stock on the first trading day of the offering period or on the last trading day of the offering period. Under the Non-Qualified ESPP, employees may authorize the Company to withhold up to 15% of their compensation for each pay period to purchase up to 2000 shares per offering period, subject to certain limitations. Offering periods generally commence on the first trading day of February and August of each year and are generally six months in duration, but may be terminated earlier under certain circumstances. As of September 28, 2007, an aggregate of 2,590,710 shares of the Company’s common stock were available for future purchases under the Non-Qualified ESPP.

2000 Non-Qualified Stock Plan

The Company’s 2000 Non-Qualified Stock Plan (the “2000 Plan”) was adopted by the Board of Directors on November 5, 1999 and was most recently amended on February 26, 2003. The 2000 Plan has not been approved by the Company’s shareowners. The 2000 Plan authorizes grants of non-qualified stock options and restricted stock. An aggregate of 47,500,000 shares of the Company’s common stock are authorized for issuance or delivery under the 2000 Plan, provided that no more than 3,000,000 shares will be available for grants of restricted stock, in each case, subject to adjustment under certain circumstances.

Restricted stock may be granted only to employees, including officers and directors who are employees, of the Company. Stock options granted under the 2000 Plan will have an exercise price per share equal to the fair market value per share of the Company’s common stock at the date of grant. Generally, each option will vest in installments over a four year period, with 25% of the shares becoming exercisable each year on the anniversary of the date of grant. In connection with the Company’s Exchange Offer, replacement options granted on June 14, 2005 under the 2000 Plan vest in installments over a three-year period. Stock options granted under the 2000 Plan may not be exercised after eight years from the date of grant. As of September 28, 2007, an aggregate of 14,723,099 shares were available for future grants under the 2000 Plan.

At the time of the Company’s merger with GlobespanVirata, Inc. (the “Merger”), Conexant shareowners approved the assumption and adoption by Conexant of GlobespanVirata’s 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Amended and Restated 1999 Stock Incentive Plan (collectively, the “GlobespanVirata stock plans”). Additionally, shareowners approved Conexant’s use of the shares remaining available for grant under the GlobespanVirata stock plans at the time of the Merger, as well as any additional shares that may become available for grant under the GlobespanVirata stock plans as a result of cancellations, forfeitures, lapses or other terminations of outstanding awards (in each case after adjustment to reflect the merger exchange ratio), for grant of awards by Conexant after the Merger under the GlobespanVirata stock plans or under Conexant’s stock plans, including Conexant’s 1999 LTIP and the 2000 Plan. As of September 28, 2007, a total of 17,097,642 shares were available for issuance under these plans, which are included on the “Equity compensation plans approved by shareowners” section of the Equity Compensation Plan table.

2001 Performance Share Plan

The Company’s 2001 Performance Share Plan (the “Performance Share Plan”) was adopted by the Board of Directors on November 2, 2001. The Performance Share Plan has not been approved by the Company’s shareowners. An aggregate of 4,000,000 shares of the Company’s common stock are authorized for grants of performance share awards under the Performance Share Plan, subject to adjustment under certain circumstances.

The Performance Share Plan permits eligible employees to receive grants of performance share awards which vest based on performance criteria and continued employment with the Company from the grant date through the time of vesting. The value of the performance share award will equal the fair market value of the Company’s common stock. Employees whose performance share awards vest are entitled to receive a payment in the form of shares of the Company’s common stock, cash or both. As of September 28, 2007, an aggregate of 2,238,044 shares of the Company’s common stock were available for future grants under the Performance Share Plan.

2004 New-Hire Incentive Plan

The Company’s 2004 New-Hire Incentive Plan (the “New-Hire Plan”) was adopted by the Board of Directors on February 6, 2004. The New-Hire Plan has not been approved by the Company’s shareowners. An aggregate of 12,000,000 shares of the Company’s common stock were authorized for grants of stock or stock options under the New-Hire Plan, subject to adjustment under certain circumstances. The New-Hire Plan has an evergreen feature so that at the start of each new fiscal year of the Company the number of shares authorized for grants is adjusted to add as many shares as needed to bring the aggregate available shares up to 10,000,000.

The New-Hire Plan permits the Company to make grants of equity compensation to new employees in a merger or acquisition or to persons not previously a director of or employed by the Company, or following a bona fide period of non-employment by the Company, if the equity grant is a material inducement in the person’s entering into employment with the Company. As of September 28, 2007, an aggregate of 10,465,385 shares of the Company’s common stock were available for future grants under the New Hire Plan, which number of shares includes additional shares that may have become available for grant as a result of cancellations, forfeitures, lapses or other terminations of outstanding awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To Conexant’s knowledge, the following table sets forth information regarding ownership of Conexant’s outstanding common stock on November 27, 2007 by each director and Named Executive Officer and all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

Beneficial Ownership as of November 27, 2007

	Common Stock
Name	Shares(1)(2)	Percent of Class(1)

Daniel A. Artusi	—	—
Steven J. Bilodeau	88,440		*
Dwight W. Decker	4,539,809		*
F. Craig Farrill(3)	283,204		*
Balakrishnan S. Iyer	1,506,277		*
John W. Marren	5,000		*
D. Scott Mercer	129,340		*
Jerre L. Stead(3)	312,740		*
J. Scott Blouin	1,029,495		*
Lewis C. Brewster	1,394,861		*
Dennis E. O’Reilly	1,041,937		*
Karen Roscher	1,000		*
All of the above persons	10,332,103		*

*	Less than 1%.

(1)	For purposes of computing the percentage of outstanding shares beneficially owned by each person, shares of which such person has a right to acquire beneficial ownership within 60 days have been included in both the number of shares owned by that person and the number of shares outstanding, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

(2)	Includes shares held under the Conexant Savings Plan.

(3)	Includes 56,358 shares granted to Mr. Stead and 3,760 shares granted to Mr. Farrill as restricted stock under the Conexant Directors Stock Plan.

The following entities reported beneficial ownership of more than 5% of the outstanding shares of Conexant common stock as of the dates noted below. This information is based on Schedules 13G filed with the SEC on February 14 and March 16, 2007.

		Percent of Outstanding
Name and Address	Number of Shares	Common Stock

T-Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	34,658,200	7.1%
		(as of 12/31/06)
Tudor Investment Corporation, Paul Tudor Jones, II, James J. Pallotta, Tudor Proprietary Trading, L.L.C., and The Altar Rock Fund L.P., c/o Tudor Investment Corporation, 1275 King Street, Greenwich, CT 06831; and The Tudor BVI Global Portfolio Ltd., The Raptor Global Portfolio Ltd. and Witches Rock Portfolio Ltd., c/o CITCO, Kaya Flamboyan 9, P.O. Box 4774, Curacao, Netherlands Antilles	24,395,448	5.0%
		(as of 12/31/06)

Except as noted above, there are no persons known to Conexant to be beneficial owners of more than 5% of any class of Conexant’s voting securities outstanding as of November 27, 2007.

PROPOSAL NO. 2 — PROPOSAL TO AMEND THE RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT ONE OF FOUR
RATIOS AT THE DISCRETION OF THE BOARD OF DIRECTORS

With the exception of the anticipated post-reverse stock split share numbers and stock prices set forth in this Proposal No. 2, the numbers set forth in this proxy statement do not reflect the effect of the proposed reverse stock split.

General

We are requesting shareowner approval to grant the Board of Directors the authority, at its discretion, to effect a reverse stock split at one of four ratios: 1-for-4; 1-for-5; 1-for-8; or 1-for-10. The Board of Directors believes shareowners’ interests will be best served if the Board has the authority and flexibility to effect a reverse stock split. A reverse stock split should not have any economic effect on Conexant’s shareowners, debt holders or holders of options, restricted stock or performance shares, except to the extent the reverse stock split would result in fractional shares, as discussed further below.

The Board of Directors has unanimously adopted a resolution seeking shareowner approval to amend Conexant’s Restated Certificate of Incorporation to effect a reverse stock split of Conexant common stock. If the reverse stock split is approved by the shareowners, the Board of Directors may subsequently effect, in its sole discretion, a reverse stock split based upon any of the following four ratios: 1-for-4; 1-for-5; 1-for-8; or 1-for-10. Approval of this proposal by our shareowners would give the Board of Directors authority to implement the reverse stock split at any time prior to the date of Conexant’s 2009 Annual Meeting of Shareowners. Notwithstanding approval of this proposal by the shareowners, the Board of Directors may, in its sole discretion, determine not to effect, and abandon, the reverse stock split without further action by our shareowners.

If the reverse stock split is implemented, the amendment to the Restated Certificate of Incorporation also would proportionately reduce the number of shares of Conexant common stock and capital stock authorized. The amendment would not reduce (i) the par value of a share of Conexant common stock, which will remain at $0.01 per share or (ii) the number of shares of Conexant preferred stock authorized, which will remain at 25,000,000. Depending upon the reverse stock split ratio selected by the Board of

Directors, the 1,000,000,000 shares of Conexant common stock and 1,025,000,000 shares of Conexant capital stock currently authorized would be reduced as follows:

	Authorized Shares of	Authorized Shares of
Reverse Stock Split Ratio	Common Stock	Capital Stock

1-for-4	250,000,000	275,000,000
1-for-5	200,000,000	225,000,000
1-for-8	125,000,000	150,000,000
1-for-10	100,000,000	125,000,000

Background

We have been a public company and have been listed on the Nasdaq Global Select Market (formerly the Nasdaq National Market) since January 4, 1999. In October 1999, we effected a 2-for-1 stock split by means of a dividend of one share of common stock for every outstanding share of common stock. We have approximately 492.4 million shares of common stock outstanding. Following spin-offs in 2002 and 2003 and our merger with GlobespanVirata, Inc. in 2004, our shares have been trading in the low single digits. On December 18, 2007 the closing price of our common stock was $0.91 per share. In order to reduce the number of shares of Conexant common stock outstanding and thereby attempt to proportionally raise the per share price of Conexant common stock, the Board of Directors believes that it is in the best interests of our shareowners for the Board of Directors to have authority to implement a reverse stock split.

Our Board of Directors believes that a reverse stock split would be beneficial for the following reasons:

•	Future Compliance with Nasdaq Minimum Trading Price Requirement. The Nasdaq Global Select Market has several continued listing criteria that companies must satisfy in order to remain listed. One of these criteria is that our common stock have a trading price that is greater than or equal to $1.00 per share. In the event the closing bid price falls below $1.00 per share for 30 consecutive trading days, the Nasdaq Global Select Market would require that such condition be cured within 90 calendar days by trading above $1.00 per share for at least 10 consecutive trading days or our common stock would be subject to delisting. On December 14, 2007 the closing price of our common stock was $0.92 per share, and the closing price has been below $1.00 per share since that date. Even if our trading price were to rise above the minimum trading price required by the Nasdaq Global Select Market, we believe that approval of this proposal would significantly reduce the risk of not meeting this continued listing standard in the future.

•	Increased share price. The anticipated increase in our stock price resulting from a reverse stock split could return our stock price to a level that we believe is more consistent with other widely-held companies. A higher stock price should be well-received by our customers and potential customers, who expect our stock price to be in line with those of our peers. A higher stock price may also meet investing guidelines for certain institutional investors and investment funds that are currently prevented under their guidelines from investing in our stock at its current price levels.

•	Reduced shareowner transaction costs. Many investors pay commissions based on the number of shares traded when they buy or sell our stock. If our stock price were higher, these investors would pay lower commissions to trade a fixed dollar amount of our stock than they would if our stock price were lower. In addition, shareowners who hold only a few shares of our stock may not have an economic way to sell their shares. To the extent these shareowners are left with fractional shares as a result of the reverse stock split, they would receive cash for their shares without incurring transaction costs.

Since July 2007 our stock price has traded below $1.50 and we are currently undergoing a resizing and refocusing of our businesses. If this proposal is approved by shareowners, the Board of Directors would implement a reverse stock split only if the Board believes that it would prevent delisting from the Nasdaq Global Select Market and/or would optimize the long-term value of our common stock. Given the time and expense associated with convening a special meeting of shareowners, which would be required to consider a reverse stock split at a later time, the Board of Directors has determined that it is most efficient to seek shareowner approval of a reverse stock split at one of four ratios at the discretion of the Board of Directors at this Annual Meeting.

The Board of Directors believes that shareowner approval of four potential exchange ratios (rather than a single exchange ratio) provides the Board of Directors with the flexibility to achieve the desired results of a reverse stock split. If the shareowners approve this proposal, the Board of Directors would effect a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of the shareowners. To effect a reverse stock split, the Board of Directors would set the timing for such a split and select the specific ratio from among the four ratios set forth herein. No further action on the part of shareowners would be required to either implement or abandon the reverse stock split. If the proposal is approved by shareowners, and the Board of Directors determines to implement any of the reverse stock split ratios, Conexant would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects. If the Board of Directors does not implement the reverse stock split prior to the date of Conexant’s 2009 Annual Meeting of Shareowners, the authority granted in this proposal to implement the reverse stock split will terminate. The Board of Directors reserves its right to elect not to proceed with, and to abandon, the reverse stock split if it determines, in its sole discretion, that the reverse stock split would not be in the best interests of our shareowners.

Certain Risk Factors Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of Conexant common stock (the aggregate value of all Conexant common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of Conexant common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

There can be no assurance that the market price per new share of Conexant common stock after the reverse stock split will increase in proportion to the reduction in the number of shares of Conexant common stock outstanding before the reverse stock split. For example, based on the closing price of Conexant common stock on the Nasdaq Global Select Market on December 18, 2007 of $0.91 per share, if the Board of Directors were to implement the reverse stock split and select a reverse stock split ratio of 1-for-5, there can be no assurance that the post-split market price of Conexant common stock would be $4.55 per share or greater.

A decline in the market price of our common stock after a reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split.

If the reverse stock split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the reverse stock split. However, the market price of our common stock will also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding.

If the reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not be improved.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

The reverse stock split may reduce the liquidity and increase the volatility of our stock.

Following a reverse stock split, our outstanding shares will be reduced by a factor of 4, 5, 8 or 10, which may lead to reduced trading and a smaller number of market makers for our common stock. In addition, our low stock price may have resulted in less short selling of our shares. Following the reverse stock split, to the extent our per-share trading price is higher, short selling of our stock could increase. This may increase the volatility of our stock price.

Impact of the Proposed Reverse Stock Split if Implemented

If approved and effected, the reverse stock split will be realized simultaneously for all shares of Conexant common stock and the ratio will be the same for all shares of Conexant common stock. The reverse stock split will affect all of Conexant’s shareowners uniformly and will not affect any shareowner’s percentage ownership interest or proportionate voting power in Conexant, except to the extent that the reverse stock split would otherwise result in any of Conexant’s shareowners owning a fractional share. As described below, shareowners otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split shareowners to the extent there are presently shareowners who would otherwise receive less than one share of Conexant common stock after the reverse stock split.

The principal effects of the reverse stock split will be that:

•	The number of shares of Conexant common stock issued and outstanding will be reduced from approximately 492.4 million shares to a range of approximately 123.1 million to 49.2 million shares, depending on the reverse stock split ratio selected by the Board of Directors;

•	the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into Conexant common stock will be reduced proportionately based upon the reverse stock split ratio selected by the Board of Directors;

•	based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders to purchase shares of Conexant common stock, which will result in approximately the same aggregate amount being required to be paid for such options upon exercise as immediately preceding the reverse stock split;

•	the number of shares reserved for issuance under the 1999 Non-Qualified Employee Stock Purchase Plan, 2001 Employee Stock Purchase Plan, 1998 Stock Option Plan, 1999 Long Term Incentives Plan, 2000 Non-Qualified Stock Plan, 2004 New-Hire Equity Incentive Plan, Directors Stock Plan and other stock plans of the Company will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors; and

•	the number of shares of Conexant common stock authorized for issuance will be decreased from 1,000,000,000 to 250,000,000, 200,000,000, 125,000,000 or 100,000,000, and the number of shares of capital stock authorized will be decreased from 1,025,000,000 to 275,000,000, 225,000,000, 150,000,000 or 125,000,000, depending on the reverse stock split ratio selected by the Board of Directors.

In addition, the reverse stock split will increase the number of shareowners who own odd lots (less than 100 shares). Shareowners who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Conexant common stock is currently registered under section 12(b) of the Exchange Act and Conexant is subject to the periodic reporting and other requirements thereof. Following the effective time of the reverse stock split, Conexant will continue to be subject to these periodic reporting and other requirements.

Effect on Fractional Shareowners

You will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, except as described in the next paragraph, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective date of the reverse stock split at the then prevailing prices on the open market, on behalf of those holders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. After completing the sale, you will receive a cash payment from the transfer agent in an amount equal to your pro rata share of the total net proceeds of that sale. No transaction costs will be assessed on this sale. However, the proceeds will be subject to federal income tax. In addition, you will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date you receive your payment for the cashed-out shares. The payment amount will be paid to the holder in the form of a check in accordance with the procedures outlined below. After the reverse stock split, you will have no further interest in Conexant with respect to your cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

As an alternative to the aggregate sale mechanism described above, the Board of Directors may determine that the Company will pay in cash, without interest, the fair value of common stock that would have been exchanged for fractional shares of post-reverse stock split shares if fractional shares had been issued in an amount per share equal to the average daily closing price per share of common stock on the Nasdaq Global Select Market for the period of ten consecutive trading days ending on, and including, the effective date of the reverse stock split.

NOTE: If you do not hold sufficient Conexant shares to receive at least one share in the reverse stock split and you want to continue to hold Conexant common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed by the effective date:

(1) purchase a sufficient number of shares of Conexant common stock on the open market so that you hold at least an amount of shares of Conexant common stock in your account prior to the reverse stock split that would entitle you to receive at least one share of Conexant common stock on a post-reverse stock split basis; or

(2) if you have Conexant common stock in more than one account, consolidate your accounts so that you hold at least an amount of shares of Conexant common stock in one account prior to the reverse stock split that would entitle you to receive at least one share of Conexant common stock on a post-reverse stock split basis. Shares held in registered form (that is, shares held by you in your own name in Conexant’s stock records maintained by our transfer agent) and shares held in “street name” (that is, shares held by you through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

You should be aware that, under the escheat laws of the various jurisdictions where you reside, where Conexant is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareowners otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

Effect on Conexant Employees and Directors

•	If you are a Conexant employee, the number of shares reserved for issuance under Conexant’s existing stock option plans and employee stock purchase plans will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of options and the exercise price for such options will be adjusted based on the reverse stock split ratio selected by the Board of Directors.

•	If you are a current or former employee or a director of Conexant, you may have Conexant restricted stock or performance shares or you may have Conexant common stock share equivalents under the Conexant savings plans, which would all be adjusted based on the reverse stock split ratio selected by the Board of Directors.

Effect on Registered and Beneficial Shareowners

Upon a reverse stock split, we intend to treat shareowners holding Conexant common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered shareowners whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding Conexant common stock in “street name.” However, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Owners of Our Convertible Securities

If you are a holder of our 4% Convertible Subordinated Notes due 2026 the number of shares of Conexant common stock into which each convertible note may be converted will be adjusted proportionately based on the reverse stock split ratio selected by the Board of Directors.

Effect on Registered “Book-entry” Shareowner

Our registered shareowners may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These shareowners will not have stock certificates evidencing their ownership of Conexant common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•	If you hold registered shares in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

•	If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the effective date. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment. This cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, you will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date you receive your payment.

Effect on Registered Certificated Shares

•	Some of our registered shareowners hold their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate, you will be issued the appropriate number of shares electronically in book-entry form under the direct registration system, and if you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Effect on Fractional Shareowners.”

•	No new shares in book-entry form will be issued and no payment in lieu of any fractional share interest will be made to you until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent.

At any time after receipt of your direct registration system statement, you may request a stock certificate representing your ownership interest.

SHAREOWNERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Authorized Shares

The reverse stock split would affect all issued and outstanding shares of Conexant common stock and outstanding rights to acquire Conexant common stock. Upon the effectiveness of the reverse stock split, the number of shares of Conexant common stock and capital stock that are authorized under the Restated Certificate of Incorporation would be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors. As of December 24, 2007, we had 1,000,000,000 shares of common stock authorized and [  ] shares of common stock issued and outstanding. We will continue to have 25,000,000 authorized shares of preferred stock, all of which are unissued at this time. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of Conexant common stock will be diluted.

Accounting Matters

The reverse stock split will not affect the par value of Conexant common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to Conexant common stock on its balance sheet will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of Conexant common stock will be restated because there will be fewer shares of Conexant’s common stock outstanding.

Procedure for Effecting Reverse Stock Split

If the shareowners approve the proposal to authorize the reverse stock split and the Board of Directors decides to implement the reverse stock split at any time prior to the date of Conexant’s 2009 Annual Meeting of Shareowners, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Restated Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Exhibit A to this proxy statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split and the related numbers of authorized shares.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our shareowners are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide shareowners with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of material U.S. federal income tax consequences of the proposed reverse stock split. It addresses only shareowners who hold the pre-reverse stock split shares and post-reverse stock split shares as “capital assets”, as defined in the Code (generally, property held for investment). It does not purport to be complete and does not address shareowners subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareowners, shareowners who hold the pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, shareowners who hold the pre-reverse stock split shares as qualified small business stock within the meaning of section 1202 of the Code, shareowners who are subject to the alternative minimum tax provisions of the Code and shareowners who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. Each shareowner is advised to consult his or her tax advisor as to the tax consequences of the reverse stock split.

The reverse stock split is intended to constitute a reorganization within the meaning of section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, a shareowner generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. The deductibility of capital losses may be subject to certain limitations. No gain or loss will be recognized by Conexant as a result of the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREOWNER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Vote Required and Recommendation of Board of Directors.

The affirmative vote of holders of a majority of all outstanding shares of Conexant common stock entitled to vote on this proposal will be required for approval of this proposal. An abstention will have the effect of a vote against the proposal.

Your Board of Directors recommends a vote “FOR” the proposal to amend the Restated Certificate of Incorporation of Conexant to effect a reverse stock split at one of four ratios at the discretion of the Board of Directors: 1-for-4; 1-for-5; 1-for-8; or 1-for-10.

PROPOSAL NO. 3 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Deloitte & Touche LLP have been Conexant’s independent auditors since 1998 and have been selected by the Audit Committee of the Board of Directors as Conexant’s independent auditors for the fiscal year ending October 3, 2008.

Before the Audit Committee appointed Deloitte & Touche LLP, it carefully considered the qualifications of that firm, including its performance in prior years and its reputation for integrity and for competence in the fields of accounting and auditing.

A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareowners.

The Conexant Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as independent auditors for Conexant for the current fiscal year. Unless a contrary choice is specified, proxies solicited by the Conexant Board of Directors will be voted “FOR” ratification of the appointment.

Principal Accounting Fees and Services

The following table summarizes fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for fiscal years 2007 and 2006.

	2007	2006

Audit Fees	$1,389,000	$1,954,880
Audit-Related Fees	$197,850	$469,759
Tax Fees	$51,704	$61,422
All Other Fees	$1,500	$2,000

Audit Fees.  This category includes the audit of the Company’s annual financial statements, the audit of management’s assessment of our internal control over financial reporting, and the audit of the Company’s internal control over financial reporting by Deloitte & Touche. This category also includes reviews of financial statements included in the Company’s Form 10-Q quarterly reports. Audit fees for fiscal year 2006 include approximately $650,000 of charges billed subsequent to the Company’s proxy statement for the 2007 Annual Meeting of Shareowners and therefore not reported therein.

Audit-Related Fees.  This category includes professional services rendered for (i) international statutory audits, (ii) reviews and audits of benefit plans and (iii) Generally Accepted Accounting Principles consulting work. In fiscal 2006 this category also includes consultation and services supporting the Company’s debt refinancing activities.

Tax Fees.  This category includes professional services rendered for (i) tax consultations and (ii) tax compliance matters, including preparation of domestic and foreign tax returns.

All Other Fees.  This category represents fees billed by Deloitte & Touche for professional subscription services.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Conexant’s directors and executive officers, and persons who own more than 10% of a registered class of Conexant’s equity securities, to file reports of ownership of, and transactions in, Conexant’s securities with the SEC. Such directors, executive officers and 10% shareowners are also required to furnish Conexant with copies of all section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, Conexant believes that during fiscal 2007 its directors, executive officers and 10% shareowners timely filed all forms required to be filed under section 16(a).

2009 Shareowner Proposals or Nominations

Shareowners of the Company may submit proposals that they believe should be voted upon at the Company’s Annual Meetings of shareowners or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Exchange Act, some shareowner proposals may be eligible for inclusion in the Company’s proxy statement for the Company’s 2009 Annual Meeting of Shareowners. To be eligible for inclusion in the Company’s 2009 proxy statement, any such shareowner proposals must be submitted in writing to the Secretary of the Company no later than September 5, 2008. The submission of a shareowner proposal does not guarantee that it will be included in the Company’s proxy statement.

With respect to the Company’s 2009 Annual Meeting of Shareowners, under the Company’s Bylaws, a shareowner proposal or nomination must be submitted in writing to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the 2008 Annual Meeting, unless the date of the 2009 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2008 Annual Meeting. For the Company’s 2009 Annual Meeting,

this means that any such proposal or nomination must be submitted no earlier than October 23, 2008 and no later than November 22, 2008. If the date of the 2009 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2008 Annual Meeting, the shareowner must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2009 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2009 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The shareowner’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareowner’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the 2009 Annual Meeting. If the shareowner does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareowner. Shareowners should contact the Secretary of the Company in writing at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095 to make any submission or to obtain additional information as to the proper form and content of submissions.

Annual Report to Shareowners and Financial Statements

The Company’s Annual Report to Shareowners for fiscal year 2007 is being made available on the Internet and is being mailed to certain of the Company’s shareowners together with this proxy statement. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007 will be furnished to interested shareowners, without charge, upon written request. Exhibits to the Form 10-K will be furnished upon written request and payment of a fee of fifteen cents per page covering the Company’s costs. Written requests should be directed to the Company at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, Attention: Investor Relations. The Company’s 2007 Annual Report to Shareowners, the Form 10-K and this proxy statement are also available on Conexant’s website (www.conexant.com) under the Investor Relations section.

Other Matters

At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Expenses of Solicitation

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone or other electronic means, or by a few employees of the Company without additional compensation. The Company will also reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

January 3, 2008

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CONEXANT SYSTEMS, INC.

Pursuant to Section 242 of
the General Corporation Law of the State of Delaware

Conexant Systems, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Conexant Systems, Inc.

2. This Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Amendment”) has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. This Amendment amends Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation by deleting the first paragraph of Article FOURTH and substituting in lieu thereof the following new first and second paragraphs of Article FOURTH, to read in their entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is [275,000,000] [225,000,000] [150,000,000] [125,000,000], of which 25,000,000 shares without par value are to be of a class designated Preferred Stock and [250,000,000] [200,000,000] [125,000,000] [100,000,000] shares of the par value of $0.01 each are to be of a class designated Common Stock.

“Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation pursuant to the Delaware General Corporation Law, each [four] [five] [eight] [ten] shares of the Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be automatically reclassified and combined into one validly issued, fully paid and non-assessable share of Common Stock, par value $0.01 per share, of the Corporation (the “New Common Stock”), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination. Shareowners who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by [four] [five] [eight] [ten] shall, with respect to such fractional interest, be entitled to receive cash from the Corporation in lieu of fractions of shares of New Common Stock as provided below. The Corporation shall, as determined by the Board of Directors, either (i) arrange for the disposition of fractional interests by those otherwise entitled thereto, by the mechanism of having (x) the transfer agent of the Corporation aggregate such fractional interests, (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests as their respective interests appear or (ii) pay in cash, without interest, upon the surrender of certificates representing the Old Common Stock to the transfer agent for exchange, the fair value of Old Common Stock that would have been exchanged for fractional shares of New Common Stock if fractional shares had been issued in the reclassification and combination in an amount per share equal to the average daily closing price per share of Common Stock on the Nasdaq Global Select Market for the period of ten consecutive trading days ending on, and including, the date of the Effective Time. Each certificate that, prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, unless otherwise instructed by such

A-1

holder, book-entry shares in lieu of a new certificate or certificates evidencing and representing the number of whole shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.”

4. This Amendment will become effective at [          ] Eastern Time on [          ], 200[ ].

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its officer thereunto duly authorized, this [          ] day of [          ], 200[  ].

CONEXANT SYSTEMS, INC.

By:
Name:

Title:

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VOTE BY INTERNET - www.proxyvote.com
CONEXANT SYSTEMS 4000 MACARTHUR BLVD. WEST TOWER NEWPORT BEACH, CA 92660
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 19, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like the convenience of viewing your proxy and other company materials online, please go to www.conexant.com/ir and you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, when prompted, please indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 19, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to Conexant Systems, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or by telephone,
you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CONEX1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONEXANT SYSTEMS, INC.

Vote on Directors

	1.	ELECTION OF TWO DIRECTORS		For All		Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:
		01) Steven J. Bilodeau		☐		☐	☐
02) D. Scott Mercer

Vote on Proposals								For Against Abstain

2.	APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT ONE OF FOUR RATIOS AT THE DISCRETION OF THE BOARD OF DIRECTORS.							☐ ☐ ☐

3.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.							☐ ☐ ☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

CONEXANT SYSTEMS, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Daniel A. Artusi and Karen L. Roscher, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Conexant Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareowners of the Company to be held on February 20, 2008, or any adjournment thereof, with all powers the undersigned would possess if present at the Meeting.
     To vote in accordance with the Board of Directors’ recommendations just sign and date the other side; no boxes need to be checked.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be marked, dated and signed, on the other side)

VOTE BY INTERNET - www.proxyvote.com
CONEXANT SYSTEMS 4000 MACARTHUR BLVD. WEST TOWER NEWPORT BEACH, CA 92660
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 17, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like the convenience of viewing your proxy and other company materials online, please go to www.conexant.com/ir and you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, when prompted, please indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 17, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to Conexant Systems, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or by telephone,
you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CONEX1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONEXANT SYSTEMS, INC.

Vote on Directors

	1.	ELECTION OF TWO DIRECTORS		For All		Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:
		01) Steven J. Bilodeau		☐		☐	☐
02) D. Scott Mercer

Vote on Proposals								For Against Abstain

2.	APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT ONE OF FOUR RATIOS AT THE DISCRETION OF THE BOARD OF DIRECTORS.							☐ ☐ ☐

3.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.							☐ ☐ ☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTION CARD

CONEXANT SYSTEMS, INC.

     As a participant in the Conexant Systems, Inc. Retirement Savings Plan, you have the right to direct Fidelity Management Trust Company (“Fidelity”) regarding how to vote the shares of Conexant Systems, Inc. attributable to this account at the Annual Shareowner Meeting to be held on February 20, 2008. These voting directions will be tabulated confidentially. Only Fidelity and its affiliates or agents will have access to the individual voting directions.
     Unless otherwise required by law, the shares attributable to this account will be voted as directed; if no direction is made, if the card is not signed, or if the card is not received by February 15, 2008, the shares attributable to this account will be voted in the same proportion as directions received from participants, in the respective retirement plans.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be marked, dated and signed, on the other side)